Exhibit 10.2

AMENDED AND RESTATED OPERATING AGREEMENT
OF
PCT, LLC, A CALADRIUS COMPANY
(A DELAWARE LIMITED LIBAILITY COMPANY)

DATED AS OF MARCH 11, 2016

_____________________________________________________________________________________

EACH OF THE LIMITED LIABILITY COMPANY INTERESTS ISSUED PURSUANT TO THIS AGREEMENT (EACH A “SECURITY”) HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, 15 U.S.C. § 77a ET SEQ., AS AMENDED (“SECURITIES ACT”), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ADDITION, THE ISSUANCE OF EACH SECURITY HAS NOT BEEN QUALIFIED UNDER THE CALIFORNIA SECURITIES ACT, THE DELAWARE SECURITIES ACT OR ANY OTHER STATE SECURITIES LAWS (COLLECTIVELY, THE “STATE ACTS”), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM THE REGISTRATION PROVISIONS OF THE STATE ACTS. IT IS UNLAWFUL TO CONSUMMATE A SALE OR OTHER TRANSFER OF A SECURITY OR ANY INTEREST THEREIN TO, OR TO RECEIVE ANY CONSIDERATION THEREFOR FROM, ANY PERSON OR ENTITY WITHOUT THE OPINION OF COUNSEL FOR THE COMPANY THAT THE PROPOSED SALE OR OTHER TRANSFER OF A SECURITY DOES NOT AFFECT THE AVAILABILITY TO THE COMPANY OF SUCH EXEMPTIONS FROM REGISTRATION AND QUALIFICATION, AND THAT SUCH PROPOSED SALE OR OTHER TRANSFER IS IN COMPLIANCE WITH ALL APPLICABLE STATE AND FEDERAL SECURITIES LAWS. THE BOARD MAY, IN ITS DISCRETION, WAIVE THE REQUIREMENT FOR SUCH A LEGAL OPINION. THE TRANSFER OF ANY SECURITY IS FURTHER RESTRICTED UNDER THE TERMS OF THIS LIMITED LIABILITY COMPANY AGREEMENT GOVERNING THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

TABLE OF CONTENTS
Page

ARTICLE I DEFINITIONS.................................................................................................................................		1
Section 1.1	Definitions...................................................................................................................	1
Section 1.2	General Interpretive Principles .................................................................................	18

ARTICLE II ORGANIZATION AND POWER................................................................................................		19
Section 2.1	Organization.................................................................................................................	19
Section 2.2	Name; Business Name...............................................................................................	19
Section 2.3	Registered Purpose; Powers.......................................................................................	19
Section 2.4	Business Purpose; Powers.........................................................................................	19
Section 2.5	Term............................................................................................................................	19
Section 2.6	Foreign Qualification................................................................................................	19
Section 2.7	Liability to Third Parties............................................................................................	20
Section 2.8	Persons Bound by Agreement....................................................................................	20

ARTICLE III COMPANY CAPITAL.................................................................................................................		20
Section 3.1	Capitalization; Members............................................................................................	20
Section 3.2	Company Call Option Right......................................................................................	21
Section 3.3	Unit Issuances; Changes............................................................................................	22
Section 3.4	Capital Accounts........................................................................................................	23

ARTICLE IV ALLOCATION.............................................................................................................................		24
Section 4.1	Profits and Losses......................................................................................................	24
Section 4.2	Tax Allocations: Code Section 704(c).........................................................................	25
Section 4.3	Miscellaneous...............................................................................................................	25

ARTICLE V DISTRIBUTIONS..........................................................................................................................		26
Section 5.1	Distributions................................................................................................................	26
Section 5.2	Tax Distributions........................................................................................................	27
Section 5.3	Tax Payments on Behalf of Members........................................................................	28
Section 5.4	Form of Distribution..................................................................................................	28
Section 5.5	Limitations on Distribution........................................................................................	29
Section 5.6	Entitlement to Distributions; Reliance Upon Company Records in Making Distributions................................................................................................................	29
Section 5.7	Members' Obligation to Return Distribution.............................................................	29

ARTICLE VI MANAGEMENT AND OPERATION OF THE COMPANY...................................................		29
Section 6.1	Authority of Board.....................................................................................................	29
Section 6.2	Actions of the Board..................................................................................................	30
Section 6.3	Board Composition....................................................................................................	30
Section 6.4	Fiduciary Duties.........................................................................................................	31
Section 6.5	Effective Board Action..............................................................................................	32
Section 6.6	Board Meetings and Action.......................................................................................	32

Section 6.7	Board Committees.....................................................................................................	33
Section 6.8	Appointment of Officers............................................................................................	34
Section 6.9	Compensation of Board Members.............................................................................	35
Section 6.10	Company Expense.....................................................................................................	35
Section 6.11	Member Voting Rights; Members' Meeting...............................................................	35
Section 6.12	Insurance.....................................................................................................................	36
Section 6.13	Annual Business Plan and Budget.............................................................................	36

ARTICLE VII CERTAIN OTHER AGREEMENTS MEMBERS..................................................................		37
Section 7.1	Tax Matters................................................................................................................	37
Section 7.2	Limited Liability Company Under the Act; "Partnership" For Tax Purposes............	39
Section 7.3	Confidentiality............................................................................................................	39
Section 7.4	No Contractual Appraisal Rights...............................................................................	40
Section 7.5	Conflicts of Interest; Other Activities........................................................................	40
Section 7.6	Non-Competition.......................................................................................................	41
Section 7.7	HCC Secondees.........................................................................................................	42
Section 7.8	Joint Presence in EU..................................................................................................	42
Section 7.9	No Agreement with Respect to the Conduct of the Business in Geographic Regions Outside of Asia, The Territory and Europe..................................................	45
Section 7.10	Non-Solicitation.........................................................................................................	45
Section 7.11	Share-Based Compensation.......................................................................................	46

ARTICLE VIII TRANSFERS; REGISTRATIONS AND RELATED RIGHTS............................................		46
Section 8.1	Restrictions on Transfer.............................................................................................	46
Section 8.2	Permitted Transfers....................................................................................................	46
Section 8.3	Transfers Approved by Member...............................................................................	47
Section 8.4	Restrictions Applicable to All Transfers....................................................................	47
Section 8.5	Right of First Negotiation..........................................................................................	48
Section 8.6	Co-Sale Right.............................................................................................................	49
Section 8.7	Rights and Obligations of Transferee........................................................................	50
Section 8.8	Member Change of Control.......................................................................................	51
Section 8.9	Put Option..................................................................................................................	52

ARTICLE IX MEMBER RIGHTS.....................................................................................................................		53
Section 9.1	Preemptive Rights......................................................................................................	53
Section 9.2	Basic Financial Information.......................................................................................	55
Section 9.3	Inspection Rights.......................................................................................................	56

ARTICLE X INDEMNIFICATION....................................................................................................................		56
Section 10.1	Indemnification..........................................................................................................	56
Section 10.2	Duration.....................................................................................................................	57

ARTICLE XI DISSOLUTION, LIQUIDATION ADN TERMINATION		58
Section 11.1	Dissolution.................................................................................................................	58
Section 11.2	Winding Up................................................................................................................	58
Section 11.3	Distribution................................................................................................................	58
Section 11.4	No Obligation to Restore Negative Capital Account Balance Upon Liquidation.....	59

EXHIBITS

Exhibit A    -    Member Signature Page
Exhibit B    -    Schedule of Members
Exhibit C    -    Regulatory Allocations

AMENDED AND RESTATED OPERATING AGREEMENT
OF
PCT, LLC, A CALADRIUS COMPANY
THIS AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”) of PCT, LLC, a Caladrius Company, a Delaware limited liability company (the “Company” or “PCT”), is made as of this 11th day of March, 2016, by and among Caladrius Biosciences, Inc., a Delaware corporation (“Caladrius”), and Hitachi Chemical Co. America, Ltd., a New York corporation (“HCA”), each as a Member to this Agreement. This Agreement shall be effective as of the Effective Date set forth in Section 2.1. Capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in Section 1.1.
WHEREAS, Caladrius, as the sole member of the Company, previously entered into that certain Limited Liability Company Agreement] of the Company (f/k/a “Progenitor Cell Therapy, LLC”), dated as of January 19, 2011 (the “Prior Agreement”);
WHEREAS, the Company and HCA entered into that certain Unit Purchase Agreement, dated as of even date herewith (the “Unit Purchase Agreement”), pursuant to which HCA is purchasing certain Units from the Company, in the amount and in accordance with the terms and subject to the conditions set forth therein; and
WHEREAS, the parties hereto desire to continue the Company as a limited liability company under the Act and to enter into this Agreement, restating and replacing the rights and obligations under the Prior Agreement with the rights and obligations set forth in this Agreement.
NOW, THEREFORE, in consideration of the foregoing premises and the covenants, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1Definitions. As used in this Agreement and the Exhibits and Schedules hereto (if any), the following capitalized terms have the meanings set forth below unless the context clearly indicates otherwise. For purposes of this Agreement, terms not defined in this Agreement shall be defined as provided in the Act, and all nouns, pronouns and verbs used in this Agreement shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable.

“Act” means the Delaware Limited Liability Company Act, as amended from time to time.
“Action” is defined in Section 10.1(b).
“Additional Interests” is defined in Section 3.3(a)(ii).
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls or is Controlled by or is under Common Control with such Person; provided, however, that “Affiliate” with respect to HCA shall mean HCC and Subsidiaries of HCC only and shall not include Hitachi Ltd. or its Subsidiaries other than Subsidiaries of HCC.
“Agreed Value” means with respect to any noncash asset of the Company its adjusted basis for federal income tax purposes, subject to the following provisions:
(a)The initial Agreed Value of any noncash asset contributed to the capital of the Company by any Member shall be its gross fair market value, as agreed to by the contributing Member and the Board.

(b)The Agreed Value of all the Company’s noncash assets, regardless of how those assets were acquired, shall be reduced, if applicable, by depreciation or amortization, as the case may be, determined in accordance with the rules set forth in Treasury Regulations § 1.704-1(b)(2)(iv)(f) and (g).

(c)The Agreed Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution, as determined by the Board.

(d)The Agreed Value of any Company asset shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such asset pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-l(b)(2)(iv)(m) and Article 4 hereof; provided, however, that Agreed Value shall not be adjusted pursuant to this clause (d) to the extent the Board determines that an adjustment pursuant to clause (e) below is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d)..

(e)The Agreed Value, as reduced by depreciation or amortization, of all noncash assets of the Company, regardless of how those assets were acquired, shall be adjusted from time to time in the discretion of the Board, to equal their gross fair market values, if determined by the Board, as of any time permitted by the Treasury Regulations including the following times:

(i)the acquisition of an Interest or an Additional Interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution;

(ii)the issuance of any Units issued in connection with the performance of services;

(iii)the distribution by the Company of more than a de minimis amount of money or other property as consideration for all or part of an Interest in the Company; and

(iv)the liquidation of the Company, including the termination of the Company for federal income tax purposes pursuant to Code § 708(b)(1)(B).

If, upon the occurrence of one of the events described in paragraphs (i), (ii) or (iii) above, the Board does not set the gross fair market value of the Company’s assets, it shall be deemed that the fair market value of all the Company’s assets equal their respective Agreed Values immediately prior to the occurrence of the event and thus no adjustment to those values shall be made as a result of such event.
“Agreement” is defined in the Preamble.
“Annual Budget” is defined in Section 6.13.
“Asia” means and includes the following countries India, Bangladesh, Sri Lanka, Nepal, Bhutan, Myanmar, Thailand, Laos, Cambodia, Vietnam, Philippines, Malaysia, Singapore, Indonesia, Brunei, East Timor, China, Mongolia, Taiwan, South Korea, North Korea and Japan.
“Assumed Tax Rate” means, with respect to the applicable calendar year and the taxable income in question, a rate determined by the Board in good faith and based on the information available to it, which such rate shall not be less than the highest maximum combined marginal rate of U.S. federal, state and local income tax then applicable to a corporation doing business exclusively in New Jersey, determined as of the last day of each Tax Estimation Period (taking into account any deductibility of state and local income Tax for federal income Tax purposes).
“Bankruptcy” means, with respect to any Person, the occurrence of any of the following: (i) the making of an assignment for the benefit of creditors by such Person; (ii) the filing of a voluntary petition in bankruptcy by such Person; (iii) the adjudication of such Person as bankrupt or insolvent or the entry against such Person of an order for relief in any bankruptcy or insolvency proceeding; (iv) the filing of a petition or answer by such Person seeking for the Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law; (v) the filing of an answer or other proceeding by such Person admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding of this nature; (vi) such Person seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of such Person’s properties; or (vii) 120 days after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law, if such proceeding has not been dismissed or, if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.
“Board” is defined in Section 6.1.

“Board Committee” is defined in Section 6.7.
“Board Member” is defined in Section 6.3(a).
“Business” means the provision of service solutions for the contract research, development, manufacture, testing, storage, distribution and commercialization of cell-based therapies.
“Business Day” means any day that is not a Saturday, Sunday or other day on which either Member’s business is closed pursuant to its official business calendar.
“Caladrius” is defined in the Preamble.
“Caladrius Distribution Units” means Units initially held by Caladrius as of the Effective Date and any Permitted Transferee of such Units.
“Caladrius Entity” means each of Caladrius and the Company.
“Caladrius Managers” is defined in Section 6.3(a).
“Capital Account” is defined in Section 3.4.
“Capital Contribution” means, with respect to any Member, any cash, property, or a promissory note or other obligation to contribute cash or property which shall include any such cash, property, promissory note or other obligation given in return for Additional Interests after the date hereof.
“Certificate” is defined in Section 2.2.
“Certificate of Cancellation” is defined in Section 11.2.
“Closing Date” is defined in Section 7.6(a).
“Chairman” is defined in Section 6.3(b).
“CoC Fair Market Value” is defined in Section 8.8(b).
“CoC Member” is defined in Section 8.8(a).
“CoC Notice” is defined in Section 8.8(a).
“CoC Units” is defined in Section 8.8(a).
“Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference to any specific provision or the Treasury Regulations thereunder shall be deemed to refer also to any successor provisions thereto.
“Collaboration Member” is defined in Section 7.8(d).
“Company” is defined in the Preamble.
“Company Call Exercise Date” is defined in Section 3.2(b).
“Company Call Option Closing” is defined in Section 3.2(c).
“Company Call Option Closing Date” is defined in Section 3.2(c).
“Company Call Option Exercise Notice” is defined in Section 3.2(b).
“Company Call Option Right” is defined in Section 3.2(a).

“Competing Asian Business” means (i) engaging in the Business in Asia or (ii) establishing any joint venture, partnership or other arrangement with a third party other than HCC or its Affiliates if such joint venture, partnership or other arrangement would compete with HCC or its Affiliates in any aspect of the Business in Asia, other than the Permitted Operations.
“Competing Business” means (i) engaging in the Business in the Territory or any country in Europe, including engaging in the Business with Persons in any country in Europe with respect to the Company’s operations in the Territory, in any material respect other than (A) through the Company as long as the Company’s revenue for such business is recognized within the U.S. in accordance with GAAP, (B) in accordance with Section 7.8 hereof, or (C) the Marketing Services, or (ii) establishing any joint venture or other arrangement with a third party other than a Member if such joint venture or other arrangement would compete with the Company in any aspect of the Business in the Territory or any country in Europe.
“Conduct the Business” means engaging in the Business, in any material respect, by any means, including, without limitation, investing in or establishing a partnership or joint venture with a Third Party with respect to the Business and/or granting a license or licenses to use the know-how and other Intellectual Property Rights for the manufacture, sale or operation of the products related to Business.
“Confidential Information” is defined in Section 7.3(a).
“Control” (including the terms “Controlling,” “Controlled by” and “under Common Control with”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct the policies and management of such Person, whether through ownership of voting securities, by contract or otherwise.
“Denied Persons List” means a list of specific persons, or entities, which have violated the Export Administration Act and been denied export privileges by the Department of Commerce. (The complete list is referenced in the Export Administration Regulations under Part 764, Supplement No. 2 and can be accessed on-line at https://www.bis.doc.gov/index.php/policy-guidance/lists-of-parties-of-concern/denied-persons-list).
“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year; provided, however, that if the Agreed Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount that bears the same ratio to such beginning Agreed Value as the federal income tax depreciation, amortization or other cost recovery deduction with respect to such asset for such Fiscal Year bears to such beginning adjusted tax basis; and, provided, further that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Agreed Value using any reasonable method selected by the Board.
“Dissolution Event” is defined in Section 11.1(a).
“Distribution” means any distribution of the Company’s cash or other property to a Member; provided that none of the following shall be treated as a Distribution under this Agreement: (i) any redemption or repurchase by the Company of any Units which is either (a) approved by HCA (such approval not to be unreasonably withheld), or (b) which the Company has the express right to undertake pursuant to this Agreement, (ii) any exchange of the securities of the Company, (iii) any subdivision (by split or otherwise) or any combination (by reverse split or otherwise) of any outstanding Units, or (iv) any fees, compensation, remuneration, reimbursements or other payments for services provided the Company made to any Member in such Person’s capacity other than as a Member including service as an employee or pursuant to the Management Agreement.
“Distribution Date” means the date established by the Board for the making of any Distribution by the Company permitted under Article V.
“Effective Date” is defined in Section 2.1.
“Employment Agreement” means that certain employment agreement by and between the Company and Mr. Robert A. Preti, dated on or around the date hereof.
“Entity List” means a list of entities that are ineligible to receive any item subject to the Export Administration without a license, as specified in Supplement No. 4 to Part 744 of the Export Administration Regulations.
“Equity Securities” means (i) Units, stock or other equity interests in the Company (including other classes, groups or series thereof having such relative rights, powers, and/or obligations as may from time to time be established by the Board or the managing member or board of managers of the Company, as the case may be, including rights, powers, and/or duties different from, senior to or more favorable than existing classes, groups and series of units, stock and other equity interests in the Company or any of its Subsidiaries, and including any so-called “profits interests”); (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into units, stock or other equity interests in the Company and (iii) warrants, options or other rights to purchase or otherwise acquire units, stock or other equity interests in the Company.
“Europe” means the countries comprising the European Union, plus Russia, Ukraine, Georgia, Albania, Armenia, Belarus, Bosnia and Herzegovina, Georgia, Moldova, Serbia, Switzerland, Iceland, Liechtenstein, Norway, Croatia, Macedonia, Montenegro, Azerbaijan, Khazakstan, Kosovo, Monaco, Turkey, San Marino.

“Excluded Opportunity” means any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, the Interested Parties.
“EU Collaboration” is defined in Section 7.8(a).
“EU JV” is defined in Section 7.8(d).
“Fair Market Value” means the fair value for an asset as between a willing buyer and a willing seller in an arm’s-length transaction occurring on the date of valuation, taking into account all relevant factors determinative of value, as determined in good faith by the Board.
“Fiscal Year” means the 12-month period ending on December 31 of each year; provided that, notwithstanding the foregoing, the first fiscal year of the Company shall commence on the Effective Date and end on December 31, 2016, and the last fiscal year of the Company shall commence on the date immediately following the end of the most recent previous Fiscal Year and shall end on the date on which the Company is dissolved and wound up in accordance with Article XI. Notwithstanding the forgoing, the Fiscal Year may be changed by resolution of the Board.
“GAAP” means United States generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.
“Governmental Entity” means any government or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether federal, state, local or foreign.
“HCA” is defined in the Preamble.
“HCA Distribution Units” means of the Units initially held by HCA as of the Effective Date and any Permitted Transferee of such Units.
“HCA Manager” is defined in Section 6.3(a).
“HCA Maximum Purchase Price” means an amount equal to the product of (i) the HCA Original Purchase Price (as such amount is increased at the rate of two percent (2.0%) per annum compounded annually from the Effective Date), multiplied by (ii) a number of Units equal to that percentage of the Company’s Equity Securities outstanding as of immediately prior to the exercise of Put Option pursuant to Section 8.9 held by HCA; provided however, the minimum percentage for such calculation shall not be less than nineteen and 9/10ths of a percent (19.9%) and the maximum percentage for such calculation shall not be more than twenty-one percent (21%) of the Company’s Equity Securities outstanding as of immediately prior to the exercise of Put Option pursuant to Section 8.9.
“HCA Original Purchase Price” means the Purchase Price (as defined in the Unit Purchase Agreement) divided by the number of HCA Distribution Units.
“HCA Units” is defined in Section 8.9(a).
“HCC” means Hitachi Chemical Co., Ltd.
“HCC Secondees” is defined in Section 7.7.
“HCC VP” is defined in Section 6.8(a)(ii).

“Indebtedness” means at a particular time, without duplication: (a) the aggregate principal amount of, and accrued interest and prepayment penalties, premiums or breakage fees with respect to, all indebtedness for borrowed money of the Company and all obligations of the Company evidenced by notes, debentures, bonds or similar instruments; (b) all obligations of the Company in respect of deferred purchase price for property or services, including capital leases, conditional sale agreements and other title retention agreements (but excluding current trade payables and compensation expenses incurred in the ordinary course of business); (c) all obligations of the Company under conditional sale or other title retention agreements; (d) all obligations of the Company in respect of acceptance credit, letters of credit, performance bonds, surety bonds or similar facilities or similar obligations and any reimbursement agreements with respect thereto; (e) all obligations of the Company under any hedging, swaps, collars, caps or similar arrangements or foreign currency exchange contracts (including breakage costs with respect thereto); (f) any indebtedness secured by a Lien on the assets of the Company; and (g) any guaranty or security, pledge or other collateral contract by the Company of the obligations of any Person with respect to any obligations of the type described in clauses (a) through (g).
“Indemnified Losses” is defined in Section 10.1(a).
“Indemnified Party” is defined in Section 10.1(a).
“Initial Consideration” is defined in Section 5.1(b).
“Initiating Party” is defined in Section 7.8(a).
“Instruments of Transfer” means a purchase agreement and related instruments for the purchase and sale of the Requisite Units reasonably acceptable to the parties thereto, which shall include customary purchase and transfer mechanics, interim covenants (such as covenants to use commercially reasonable efforts to obtain all required government and regulatory approvals), representations and warranties (including, without limitation representations and warranties with respect to organization, ownership of and title to the Requisite Units, authority matters and absence of conflicts and consents, and similar fundamental representations), closing conditions, and other customary terms and conditions.
“Intellectual Property” means (i) any and all inventions, invention disclosures, developments, improvements, discoveries, know how, concepts, and ideas, whether patentable or not in any jurisdiction; (ii) any and all non-public information, trade secrets, proprietary or confidential information, know-how, technology, technical data, proprietary processes and formulae, algorithms, specifications, customer lists and supplier lists; (iii) any and all writings and other works of authorship, whether or not copyrighted or copyrightable in any jurisdiction; (iv) any and all software, including files, records and data, all schematics, test methodologies, emulation and simulation tools and reports, hardware development tools, prototypes, and other devices, and all databases and data collections; and (v) all tangible embodiments of any Intellectual Property Rights.
“Intellectual Property Rights” means any and all of the following and any and all rights, title and interest in, arising out of, or associated therewith: (i) trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names, logos, and other indications of origin, sponsorship, or affiliation, including the name(s) “PCT, LLC, a Caladrius Company™” (and any derivations thereof) together with the goodwill associated therewith (whether the foregoing are registered or unregistered), registrations thereof in any jurisdiction and applications to register any of the foregoing in any jurisdiction, and any extension, modification, or renewal of any such registration or application; (ii) Patents; (iii) mask works and registrations and applications for registrations thereof; (iv) trade secrets, and rights in any jurisdiction to limit the use or disclosure thereof or that of any Intellectual Property by any Person; (v) copyrights, copyright registrations and applications for registration of copyrights in any jurisdiction, and renewals or extensions thereof; (vi) Internet domain name registrations, Internet and World Wide Web URLs and addresses; (vii) industrial designs and registrations and applications therefor; (viii) any and all other industrial, intellectual property, and proprietary rights; (ix) all moral and economic rights of authors and inventors, however denominated; and (x) any similar or equivalent intellectual property or proprietary rights to any of the foregoing.
“Interest” means the interest of a Member in the Company, including the right of such Member to any and all benefits to which such Member may be entitled under this Agreement and, subject to any and all overriding provisions of this Agreement, the Act. The term “Interest” includes any Units or other limited liability company interest that a Member may hold in the Company.
“Interested Parties” is defined in Section 7.5.
“Involuntary Transfer” means a Transfer which occurs (a) upon the Bankruptcy of a Member, (b) in the case of a Member who is a natural person, pursuant to the dissolution of the Member’s marriage or such Member’s death, (c) in the case of a Member that is a separate entity other than a corporation or limited liability company, upon the dissolution and commencement and winding up of the separate entity, unless the distribution of the Units in the dissolution is a Permitted Transfer, (d) in the case of a Member that is a corporation, upon the filing of articles of dissolution or their equivalent for the corporation, or the revocation of its charter, unless the distribution of the Units in the dissolution is a Permitted Transfer, or (e) in the case of an estate, upon the distribution by the fiduciary of the estate’s entire interest in the Company, unless the distribution of the Units is a Permitted Transfer.
“IRS” means the Internal Revenue Service.
“Issuance Notice” is defined in Section 9.1(c).
“Key Employee” means any executive-level employee (including division director and vice president-level positions) of the Company.
“Law” means any law, statute, ordinance, rule, regulation, code, treaty, or other requirement of any Governmental Entity.
“Liability” or “Liabilities” means all debts, claims, liabilities, costs, obligations, interests, damages and expenses of every kind and nature, whether known or unknown, liquidated or unliquidated, direct or indirect, absolute, accrued, contingent or otherwise, regardless of when such debt, claim, liability, cost, obligation, interest, damage or expense arose or might arise.
“Lien” means any mortgage, pledge, lien, security interest, claim, voting agreement (including any conditional sale agreement, title retention agreement, restriction or option having substantially the same economic effect as the foregoing) or encumbrance of any kind, character or description whatsoever.
“Liquidating Trustee” is defined in Section 11.2.
“Liquidation Event” means any Dissolution Event.
“Liquidation Value” means, with respect to a Unit, the amount of cash that would be distributed to a holder in respect of such Unit if the Company sold all of its assets for an amount of cash equal to their Fair Market Value and distributed the proceeds pursuant to Section 11.3.
“Majority Asset Sale” means the sale, lease, transfer, or other disposition (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions, by the Company or any Subsidiary of the Company of (A) a majority of the assets of the Company and its Subsidiaries taken as a whole, or (B) one or more Subsidiaries of the Company if a majority of the assets of the Company and its Subsidiaries taken as a whole are held by such Subsidiary or Subsidiaries, in each case except where such sale, lease, transfer, exclusive license or other disposition is to a Wholly-Owned Subsidiary of the Company.
“Manufacturing Business” means the manufacture of cell-based therapies.
“Marketable Securities” means securities of a company (i) listed on the New York Stock Exchange, Nasdaq Global Market, or a foreign exchange of similar size and stature in each case with a public float of at least $1,000,000,000 and (ii) that are freely tradable at issuance or within 45 days of issuance.
“Marketing Services” means the worldwide marketing and promotion of the Manufacturing Business.
“Member” means a Person who has been admitted to the Company as a member pursuant to the terms of this Agreement, in its capacity as a member of the Company.
“Member Change of Control” means with respect to a Member, the acquisition, in a single transaction or a series of related transactions, by any Person or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act) (other than such Member’s current parent company), of (A) beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of such Member representing at least 50% of (I) the outstanding equity interests of such Member, (II) the combined voting power entitled to vote in the election of the board of directors or equivalent governing body of such Member (including, in each case of (I) and (II) by means of such Member’s issuance of its equity securities), or (III) all or substantially all of such Member’s assets, or (B) the contractual right to designate or elect 50% or more of the members of the board of directors or equivalent governing body of such Member ((A) and (B) above, each a “CoC Transaction”), if, and only if, in each case, (i) such CoC Transaction would, at the time of such CoC Transaction, reasonably be expected to have a material adverse effect on the Company’s ability to conduct its Business in the ordinary course consistent with its past practice and the Annual Budget most-recently approved prior to such CoC Transaction, (ii) the acquiror or Person entitled to designate the members of the board of directors or equivalent governing body of such Member in such CoC Transaction (the “Acquiror”) is on the Entity List or any officer of the Acquiror is on the Specially Designated Nationals List or the Denied Persons List, (iii) a Majority Asset Sale or True Sale of the Company is initiated upon or within one year after the CoC Transaction or (iv) the Company breaches any of its material obligations under the Technology License Agreement (it being understood that the obligations of the Company under Sections 2, 3.1, 3.3, 4.1, and 4.2 of the Technology License Agreement shall be deemed material) or Caladrius or the Company breaches any of their material obligations under this Agreement (it being understood that the obligations of Caladrius and/or the Company under Sections 3.2, 5.1, 6.3(a), 7.7, 8.5, 8.6, 8.8, 8.9, and 9 of this Agreement shall be deemed to be material) within one year after the CoC Transaction and, in each case, such breach is not cured for a period of sixty (60) days after the Company or Caladrius, as applicable, is provided notice of such breach.
“Membership Schedule” means that schedule set forth on Exhibit B hereto, as may be amended and updated from time to time pursuant to the terms and conditions of this Agreement.
“Monthly Reports” is defined in Section 9.2(c).
“Negotiation Notice” is defined in Section 7.8(a).
“Negotiation Period” is defined in Section 7.8(b).
“Net Liquidation Proceeds” is defined in Section 5.1.
“New Securities” is defined in Section 9.1(b).
“Non-CoC Member” is defined in Section 8.8(a).
“Non-Competition Period” means the period from the Effective Date until the earliest of (a) the date that is twenty-four (24) months after the applicable Member no longer holds any Equity Securities, (b) the date that neither HCA nor Caladrius holds any Equity Securities, and (c) the Dissolution Event.
“Non-Independent Board Member” means a Board Member who is an officer, employee or other service provider of the Company.
“Non-Initiating Party” means, (A) if a Caladrius Entity is the Initiating Party, HCA and (B) if HCA or its Subsidiaries or Affiliates is the Initiating Party, Caladrius.
“Non-Transferring Member” is defined in Section 8.1(a).
“Observer” is defined in Section 6.3(a).
“Offer” is defined in Section 8.5(a).
“Officers” is defined in Section 6.8.
“Option Fair Market Value” means, with respect to each applicable share of Caladrius stock (the “Caladrius Security”), the fair market value of such Caladrius Security, as shall be mutually agreed upon by HCA and Caladrius based upon the per share cash consideration that would reasonably be expected to be paid, in a transaction involving a willing buyer under no compulsion to buy and a willing seller under no compulsion to sell, for such Caladrius Security; provided, however, that should HCA and Caladrius fail to agree on the fair market value of such Caladrius Security within fifteen (15) days of the Company Call Exercise Date, then such determination shall be made by two independent investment banking and/or valuation firms of national standing (the “Valuation Firms”), one of which shall be selected by HCA and the other which shall be selected by Caladrius. The Valuation Firms shall be required to determine the Option Fair Market Value of the Caladrius Security within thirty (30) days after being notified and accepting of their selection. If the determinations of the Option Fair Market Value of the Caladrius Security of each Valuation Firm are within ten percent (10%) of each other, the Option Fair Market Value shall be the average of the two determinations. If the determinations of the Option Fair Market Value of the Caladrius Security of each Valuation Firm are not within ten percent (10%) of each other, then the Valuation Firms shall select a third Valuation Firm to make another determination of the Option Fair Market Value of the Caladrius Security within thirty (30) days after being notified of and accepting its selection. In the event that a third Valuation Firm is selected, the Option Fair Market Value of the Caladrius Security shall be the average of the two determinations that are closest in value to each other. In preparing the Option Fair Market Value determinations, each Valuation Firm shall be provided with the same level of access to Caladrius’s management and the same source documents and information regarding Caladrius (subject to entering into confidentiality agreements reasonably acceptable to Caladrius). Each Valuation Firm shall determine a single point estimate of the Option Fair Market Value of the Caladrius Security, not a range of values. The fees and expenses of the Valuation Firm selected by HCA and Caladrius to determine the Option Fair Market Value of the Caladrius Security shall be paid by HCA and Caladrius, respectively. In the event a third Valuation Firm is required to be selected in accordance with this definition, the fees and expenses of such firm shall be split evenly between HCA and Caladrius.
“Option Price” means the Option Fair Market Value as of the date of the Company Call Option Exercise Notice.
“Original Agreement” is defined in Section 2.1.
“Other Business” is defined in Section 7.5.
“Ownership Threshold” is defined in Section 6.3(a).
“Participation Notice” is defined in Section 8.5(b).
“Patents” means all classes or types of U.S. and foreign patents issued by the patent-granting authority in any country in the world, together with any and all patents, divisionals, renewals, provisionals, continuations, continuations-in-part, post-grant reviews, foreign counterparts, extensions or reissues that claim priority to any of the foregoing, and pending applications for these classes or types of patents in all countries of the world.
“Permitted Operations” means the Company’s engaging in the Business in Asia to the extent necessary to support its Asian-based customers’ activities in the Territory, so long as the revenue for such activities is recognized in the Territory or any country in Europe.
“Permitted Transfer” is defined in Section 8.2.
“Permitted Transferee” is defined in Section 8.2.
“Person” means any natural person, partnership (whether general or limited), trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity, in each case, whether domestic or foreign, a limited liability company, or any other legal entity.
“Preemptive Rights Member” is defined in Section 9.1(a).
“Preemptive Share” is defined in Section 9.1(a).
“Prior Agreement” is defined in the Recitals.
“Proceeding” means any claim, suit, action, proceeding, arbitration, administrative notice, administrative action or investigation.
“Profits” and “Losses” mean, for each Fiscal Year or other applicable period, the Company’s taxable income or loss for such period determined in accordance with Code Section 703(a) (including all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1)), with the following adjustments:
(f)Any income or expense of the Company that is exempt from U.S. federal income tax shall be added to, or subtracted from, such taxable income or loss;
(g)Any expenditures of the Company described in Code Section 705(a)(2)(B) (or treated as such pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i)) shall be subtracted from such taxable income or loss;
(h)In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;
(i)Gain or loss resulting from dispositions of Company assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Agreed Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Agreed Value;
(j)To the extent an adjustment to the adjusted tax basis of any property pursuant to Code Section 734(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Member’s Units in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the property) or loss (if the adjustment decreases such basis) from the disposition of such property and shall be taken into account for purposes of computing Profits or Losses;

(k)Notwithstanding any other provision of this definition, any items specially allocated pursuant to this Agreement shall not be taken into account in computing Profits or Losses; and
(l)In the event the Agreed Value of any Company asset is adjusted in accordance with the definition of “Agreed Value”, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses.
The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to this Agreement shall be determined by applying rules analogous to those set forth in paragraphs (a) through (g) above.
“Pro Rata Share” means, with respect to each Unit, the proportional amount such Unit would receive if an amount equal to the Total Equity Value as of such time were distributed to all Units in accordance with Section 5.1, and with respect to each Member, such Member’s pro rata share of Total Equity Value represented by all Units owned by such Member.
“Public Offering” means any underwritten public offering of any class of securities of the Company or any of its Subsidiaries (or, in each case, any corporate successor thereto) pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission.
“Purchase and Sale Agreement” is defined in Section 8.6(c).
“Purchase Period” is defined in Section 8.5(b).
“Put Agreement” is defined in Section 8.9(c).
“Put Notice” is defined in Section 8.9(a).
“Put Option” is defined in Section 8.9(a).
“Put Option Closing” is defined in Section 8.9(c).
“Put Period” is defined in Section 8.9(a).
“Put Price” is defined in Section 8.9(a).
“Regulatory Allocations” has the meaning set forth in Exhibit C.
“Responding Member” is defined in Section 8.5(a).
“Requisite Units” is defined in Section 3.2(a).
“Rights Notice” is defined in Section 9.1(c).
“Rules” is defined in Section 12.6(b).
“Section 704(c) Property” has the meaning ascribed such term in Treasury Regulation § 1.704-3(a)(3) and shall include assets treated as Section 704(c) property by virtue of revaluations of Company assets as permitted by Treasury Regulation § 1.704-1(b)(2)(iv)(f).
“Securities Act” means the Securities Act of 1933, as amended from time to time.
“Selling Member” is defined in Section 8.5(a).
“Services Agreement” means that certain Services Agreement by and between the Company and Caladrius, dated on or around the date hereof.
“Specially Designated Nationals List” means a list containing the names of specific persons or entities determined to be associated with governments in targeted foreign countries, terrorism sponsoring organizations and international narcotics traffickers by the Department of the Treasury, Office of Foreign Assets Control. (The complete list can be accessed on-line at https://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx).

“Subsidiary” means, with respect to the Company, a Member or any Person, any legal entity (including a corporation, partnership (whether general or limited), business trust, limited liability company or other organization formed under and recognized as a separate entity under applicable Law) (i) over which the Company, such Member or such Person has Control or (ii) in which the Company, such Member or such Person owns a majority of the outstanding equity securities, whether or not the Company, such Member or such Person has Control over such entity.
“Substitute Member” is defined in Section 8.3.
“Tax Distribution” is defined in Section 5.2(a).
“Tax Estimation Period” means (i) January, February and March, (ii) April, May, and June, (iii)  July, August, and September, and (iv) October, November and December of each year during the term of the Company, or other periods for which estimates of corporate federal income tax liability are required to be made under the Code.
“Tax Matters Partner” is defined in Section 7.1(b).
“Tax Payments” is defined in Section 5.3.
“Taxable Year” means the Company’s annual accounting period for federal income tax purposes determined pursuant to Section 7.1(e).
“Technology License Agreement” means that certain Technology License Agreement by and between the Company and HCC, of even date herewith.
“Term” is defined in Section 6.8(a).
“Territory” means Antigua and Barbuda, The Bahamas, Barbados, Belize, Canada, Costa Rica, Cuba, Dominica, Dominican Republic, El Salvador, Grenada, Guatemala, Haiti, Honduras, Jamaica, Mexico, Nicaragua, Panama, Saint Kitts and Nevis, Saint Lucia, Saint Vincent and the Grenadines, Trinidad and Tobago and the United States and the territories and possessions of the United States.
“Third Party” is defined in Section 7.8(a).
“Third Party Purchaser” means a Person who is not an Affiliate of or related to any Member or the Company. For the purpose of this definition only, as to HCA, Affiliate shall include Hitachi Ltd. and all of its Subsidiaries.
“Third Party Transfer” is defined in Section 8.5(b).
“Total Equity Value” means the aggregate proceeds that would be received by the Members if: (i) the assets of the Company as a going concern were sold at their Fair Market Value; (ii) the Company satisfied and paid in full all obligations and liabilities of the Company; and (iii) the remaining amount were then distributed in accordance with Section 5.1.
“Transfer” means, with respect to any Member or Transferee, the conveyance, sale, exchange, lease, assignment, granting of any Lien on, pledge, mortgage, hypothecation or other transfer or disposition of any Units or other Equity Securities (including to any legal or beneficial interest therein) or any rights to Distributions therefrom. “Transfer” includes any such action, whether voluntary or involuntary, or whether or not it occurs in connection with the transfer of any consideration from one Person to another. The terms “Transfer,” “Transferring,” and “Transferred” when used as verbs shall have the correlative meanings.
“Transferee” means, with respect to the Units so Transferred, any Person who acquires part or all of the Units held by a Member, whether such Transfer occurs voluntarily or involuntarily, and who is not admitted as a Member as to the Units so Transferred pursuant to the terms of Article VIII. Each Transferee is subject to, and bound by, all restrictions applicable to a Member, as provided in Article VIII.
“Treasury Regulations” means the income tax regulations promulgated under the Code, as amended.
“True Sale of the Company” means:
(a)    a merger or consolidation in which (i) the Company is a constituent party or (ii) a Subsidiary of the Company is a constituent party, in each case unless the securities of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for, securities that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the securities of (A) the surviving or resulting Person, or (B) if the surviving or resulting Person is a Wholly Owned Subsidiary of another Person immediately following such merger or consolidation, the parent entity of such surviving or resulting Person, in which ; or
(b)    the direct acquisition, in a single transaction or a series of related transactions, by any Person or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act), of direct ownership of securities of the Company representing at least 50% of (I) the Company Total Equity Value or (II) the combined voting power entitled to vote in the election of the Board (including, in each case of (I) and (II) by means of the Company’s issuance of its Equity Securities)
if, and only if, in each case, (i) the transaction in (a) or (b) above (each a “Sale Transaction”), would, at the time of the Sale Transaction, reasonably be expected to have a material adverse effect on the Company’s ability to conduct its Business in the ordinary course consistent with its past practice and the Annual Budget most-recently approved prior to such transaction, (ii) the acquiror or Person entitled to designate the members of the board of directors or equivalent governing body of such Member in such Sale Transaction (the “Sale Acquiror”) is on the Entity List or any officer of the Sale Acquiror is on the Specially Designated Nationals List or the Denied Persons List, (iii) a Majority Asset Sale or another Sale Transaction is initiated upon or within one year after the Sale Transaction or (iv) the Company breaches any of its material obligations under the Technology License Agreement (it being understood that the obligations of the Company under Sections 2, 3.1, 3.3, 4.1, and 4.2 of the Technology License Agreement shall be deemed material) or Caladrius or the Company breaches any of their material obligations under this Agreement (it being understood that the obligations of Caladrius and/or the Company under Sections 3.2, 5.1, 6.3(a), 7.7, 8.5, 8.6, 8.8, 8.9, and 9 of this Agreement shall be deemed to be material) within one year after the Sale Transaction and, in each case, such breach is not cured for a period of sixty (60) days after the Company or Caladrius, as applicable, is provided notice of such breach.
“Unit” means any of the class or series of limited liability company interests of the Company authorized by the terms of this Agreement (which term, for the avoidance of doubt, includes amendments thereto), entitling the holder thereof (whether a Member or Transferee) to participate in the economic rights of ownership, consisting of the right to share in the Company’s Profits and Losses, to receive Distributions and to receive allocations of income, gain, loss, deduction or credit or similar items, as and to the extent defined in this Agreement, and entitling the holder thereof to exercise all rights of a Member under this Agreement. Notwithstanding the forgoing, if Units (or interests therein) are held by a Transferee who is not admitted to the Company as a Member, such holder shall not have any rights of membership other than the rights to receive Distributions, and to be allocated Profits and Losses, with respect to such Units as provided for in this Agreement.
“Valuation Notice” is defined in Section 8.8(a).
“Voluntary Transfer” means any Transfer of Units other than an Involuntary Transfer.
“Wholly Owned Subsidiary” means, with respect to any Person, a Subsidiary of which all of the outstanding capital stock or other membership or ownership interests are owned by such Person or another Wholly Owned Subsidiary of such Person.
Section 1.2General Interpretive Principles. Words in the singular shall be held to include the plural and vice versa. Words of one gender shall be held to include the other genders as the context requires. The terms “hereof,” “herein,” “hereunder,” “hereto” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement. All article, section, paragraph, annex, exhibit and schedule references are to the articles, sections, paragraphs, annexes, exhibits and schedules of this Agreement unless otherwise specified. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation” unless otherwise specified. All references herein to “dollars” or “$” are to United States dollars. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with the Company’s historical accounting policies, principles and practices. All references herein to any period of days shall mean the relevant number of calendar days unless otherwise specified. All references herein to a “party” or “parties” are to a party or parties to this Agreement unless otherwise specified.

ARTICLE II
ORGANIZATION AND POWER

Section 2.1Organization. The Company was formed under the Act on July 1, 2004 and the Operating Agreement of the Company was executed on October 7, 2004 (the “Original Agreement”). The Original Agreement was superseded and replaced by the Amended and Restated Operating Agreement of the Company upon its adoption January 19, 2011. Irrespective of the date on which this Agreement is executed, this Agreement shall be deemed effective among the signatories hereto (including Persons deemed to be bound hereby as provided in Section 2.8) as of the date set forth on the face of this Agreement (the “Effective Date”).

Section 2.2Name; Business Name. The name of the Company is “PCT, LLC, a Caladrius Company,” which is the name of the Company as set forth in its Certificate of Formation, as amended (the “Certificate”), except that the Board may change the name of the Company in accordance with the Act; provided that any such name shall contain the words “limited liability company” or the abbreviation “LLC” or “L.L.C.” The Board may cause the Company to file such fictitious name filings in one or more of the jurisdictions in which it does business, consistent with applicable Law.

Section 2.3Registered Office and Registered Agent. Throughout the term of the Company, the Company shall have and maintain in the State of Delaware a registered office and a registered agent for service of process as and to the extent required by the Act. Such registered office and registered agent for service of process shall be as set forth in the Certificate. The Board may change the registered office of the Company and the registered agent for the Company at any time in accordance with the Act, and may cause the Company to establish other offices and places of business.

Section 2.4Business Purpose; Powers. The purposes of the Company are to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware or that are related or incidental to or necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

Section 2.5Term. The term of the Company commenced on the date of the initial filing of its Certificate and shall be perpetual, unless and until the Company is dissolved as provided in Article XI or otherwise by operation of law.

Section 2.6Foreign Qualification. The Board may cause the Company to be qualified or registered as a foreign limited liability company as necessary under applicable laws of any jurisdiction in which the Company transacts business and shall be authorized to execute, deliver and file any certificates and documents necessary or desirable to effectuate such qualification or registration, including the appointment of agents for service of process in such jurisdictions.

Section 2.7Liability to Third Parties.

a.Except as otherwise provided by the Act, the Liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the Liabilities of the Company, and no Member or Board Member, nor any director, manager, officer, employee or agent of any of the Members, shall be obligated personally for any such Liability of the Company solely by reason of being a Member, acting as a Board Member or serving in a representative capacity on behalf of any of the Members.

b.Notwithstanding the provisions of Section 2.7(a), a Member may agree to be obligated personally for any or all of the Liabilities of the Company; provided, however, that such obligation shall only arise if it is consented to in writing by such Member.

Section 2.8Persons Bound by Agreement. This Agreement shall be binding upon the Company, the Members, the Board Members and Transferees, whether or not the Company, the Members, the Board Members or Transferees execute this Agreement by signing the signature page hereto, or by signing a separate Member Signature Page, in substantially the form attached hereto as Exhibit A, or by executing any other instrument acknowledging such Person’s agreement to be so bound. In addition, to the extent this Agreement grants rights in favor of, or imposes liabilities upon, a Person who is not a Member, such terms shall be binding upon such Person if it executes this Agreement or a separate instrument accepting its obligations hereunder or confirms, through its conduct, its willingness to be bound by its terms. Furthermore, this Agreement shall be binding if the Company has at least one Member.

ARTICLE III
COMPANY CAPITAL

Section 3.1Capitalization; Members.

a.Capital Contributions. Exhibit B sets forth, as of the date hereof, after giving effect to the transactions contemplated by the Unit Purchase Agreement, the authorized, issued and outstanding Equity Securities of the Company.

b.A holder of a Unit shall have the rights, powers, duties, obligations, preferences and privileges set forth in this Agreement with respect to such Unit.

c.The Company shall not, unless the Board so elects, issue certificates to evidence the Units issued to the Members under this Agreement. Persons acquiring such Units from the Company shall be admitted as Members, and the Units issued to them shall be reflected in the Company’s books and records.

d.The names, residence, business or mailing addresses, Capital Contributions and the Units of the Members are set forth on Exhibit B, as amended from time to time in accordance with the terms and subject to the conditions of this Agreement.

e.The Units to which each Member is entitled shall be automatically deemed issued and outstanding, without further action by or on behalf of the Company, and shall be treated as fully paid and non-assessable.

Section 3.2Company Call Option Right. HCA shall have the irrevocable right to acquire Units from the Company as follows:

a.Subject to the conditions set forth in this Section 3.2, HCA shall have the right to purchase (in the manner set forth in Section 3.2(b)) from the Company (the “Company Call Option Right”), and the Company shall thereupon be required to sell to HCA, the number of Units which would cause HCA to own an aggregate of 21% of the total outstanding Units at such time on a fully-diluted basis, including, without limitation, all issued and outstanding Units, options, warrants, phantom units and instruments convertible or exchangeable into Units and any Units reserved for issuance under any equity or interest incentive plan or like plan (the “Requisite Units”) at the Option Price for such Units paid in cash.

b.HCA shall exercise the Company Call Option Right by delivering to the Company a written notice of such exercise, which shall be accompanied by HCA’s estimation of the Option Price (the “Company Call Option Exercise Notice”), with a copy of the Company Call Option Exercise Notice delivered to Caladrius. The date of the Company’s receipt of the Company Call Option Exercise Notice (the “Company Call Exercise Date”) shall be deemed to be the date of HCA’s exercise of the Company Call Option Right.

c.Subject to the conditions set forth below in this Section 3.2(c), unless waived by HCA or the Company, as applicable, the closing of the Company Call Option Right (the “Company Call Option Closing”) shall occur at 10:00 am (PST) on the tenth Business Day (or such other time and date as HCA and the Company agree) following the later of (a) the satisfaction or (A) waiver by HCA of the conditions set forth in clauses (i), (ii) and (iii)(x) below, to the extent not satisfied, or (B) waiver by the Company of the conditions set forth in clauses (i), (ii) and (iii)(y) below, to the extent not satisfied, and (b) the final determination of the Option Price (the date of such Company Call Option Closing, the “Company Call Option Closing Date”):

i.there shall not be in effect any statute, rule, regulation or order of any court, or governmental authority which prohibits or makes illegal the Company Call Option Closing;

ii.there shall be no litigation pending or threatened in writing by a Governmental Entity which seeks to enjoin, restrain or prohibit the Company Call Option Closing; and

iii.there shall have been obtained all consents and approvals of governmental authorities or other Persons that are required, as the case may be, by (x) HCA to effect the Company Call Option Closing, or (y) the Company (including consent or approval of the stockholders of Caladrius, if and only if, such consent or approval is required under applicable law or the rules of the stock exchange upon which Caladrius’ securities trade) to effect the Company Call Option Closing.

d.On or prior to the Company Call Option Closing Date, (a) HCA shall pay to the Company the Option Price; and (b) on or prior to the Company Call Option Closing Date, the Company shall issue to HCA all, but not less than all, of the Requisite Units, free and clear of all liens, encumbrances and other restrictions (other than those set forth in this Agreement) and accompanied by duly executed Instruments of Transfer.

Section 3.3Unit Issuances; Changes.

a.The Board shall have the right to:

i.increase or decrease the number of authorized Units, provided that any such number of authorized Units shall not be reduced below the number of such Units outstanding from time to time; and

ii.Subject to Section 9.1, cause the Company to sell to existing Members (provided such Members approve such purchase), their Affiliates or Third Parties (A) additional Units or other interests in the Company (including other classes or series thereof having different rights), (B) obligations, evidences of indebtedness or other securities or interests convertible into or exchangeable into Units or other interests in the Company and (C) warrants, options or other rights (including Equity Securities) to purchase or otherwise acquire Units or other interests in the Company (the “Additional Interests”), upon which acquisition of Additional Interests, Exhibit B shall be amended to reflect such issuance.

b.If, after admission to the Company as a Member, a Member changes its name or address, or Transfers part or all of its Units in the Company, subject to the restrictions on Transfer contained in this Agreement, such Member shall promptly notify the Board of such event to permit the updating of Exhibit B. The Company shall not be responsible or liable to any Member for any delays in the delivery of a Distribution to which such Member is entitled hereunder, because the Company does not have a current mailing address or account information for such Member. The Company shall, for all purposes, be entitled to rely upon the mailing addresses and account information set forth in the then current version of Exhibit B, unless and until the Person entitled to the Distribution provides written notice of a new mailing address or account information, as applicable, to the Company.

c.Persons who are to be admitted to the Company as Members shall be so admitted effective as of the following dates: (i) if such Persons acquire Units directly from the Company, when they first make Capital Contributions for such Units, and such Capital Contributions are accepted by the Company, provided that such Persons shall have executed this Agreement; and (ii) if such Persons acquire Units from others (whether such acquisitions are due to Voluntary Transfers or Involuntary Transfers), when the Non-Transferring Member approves in writing the admission of such Transferees as Substitute Members pursuant to Section 8.3. Delays in updating Exhibit B will not affect the admission date of Members to the Company.

d.Records of the Capital Contributions shall be kept on the books of the Company and made available to the Members promptly upon request.

e.Each Member who is issued Units by the Company following the date of this Agreement pursuant to the authority of the Board shall make the Capital Contributions to the Company determined by the Board in exchange for such Units.

f.No Member shall be entitled to interest on any Capital Contribution, and no Member shall have the right to withdraw or to demand the return of all or any part of its Capital Contribution, except as specifically provided in this Agreement.

g.No Member shall be required to make additional Capital Contributions or purchase Additional Interests.

h.No Member shall be required to lend any funds to the Company or to make any additional contribution of capital to the Company, except as otherwise required by applicable Law, this Agreement or any other agreement between such Member and the Company. Any Member may, with the prior approval of the Board, make loans to the Company, and any such loan by a Member to the Company shall not be considered a Capital Contribution.

Section 3.4Capital Accounts. A separate Capital Account (the “Capital Account”) shall be established and maintained for each Member in accordance with the following provisions:

a.Each Member’s Capital Account shall be increased by such Member’s Capital Contributions, such Member’s Additional Interests, such Member’s distributive share of Profits, any items in the nature of income or gain that are allocated pursuant to the Regulatory Allocations and the amount of any Company liabilities that are assumed by such Member or that are secured by Company property distributed to such Member.

b.Each Member’s Capital Account shall be decreased by the amount of cash and the Agreed Value of any Company property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Losses, any items in the nature of loss or deduction that are allocated pursuant to the Regulatory Allocations, and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.

c.In the event all or any portion of an Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the portion of the Interest so transferred.

d.In the event the Agreed Value of the Company assets is adjusted pursuant to the definition of Agreed Value contained in this Agreement, the Capital Accounts of all Members shall, subject to Section 3.4(e), be adjusted simultaneously and in accordance with the rules of Treasury Regulations § 1.704-1(b)(2)(iv)(f) and (g) to reflect the aggregate adjustments as if the Company recognized gain or loss equal to the amount of such aggregate adjustment.

e.In the event HCA exercises its Company Call Option Right or any other person exercises a noncompensatory option to acquire Units from the Company, and the sum of the amounts paid for the option privilege and the exercise of the option differs from the Fair Market Value of the Units so acquired, the Members’ capital accounts shall be adjusted to reflect the difference in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(s).

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations § 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations.
For U.S. Federal income tax purposes, the parties intend and hereby agree to report the transactions contemplated by the Unit Purchase Agreement as a deemed sale by Caladrius of a proportionate interest in the assets of the Company (immediately prior to the Closing Date) based on the consideration distributed to Caladrius in connection with the admission of HCA to the Company which will be treated as a partnership for US federal income tax purposes. Caladrius and HCA shall mutually determine the allocation of the Purchase Price among the assets deemed sold by Caladrius and purchased by HCA pursuant to the preceding sentence in accordance with the principles of Section 1060 of the Code and Treasury Regulations thereunder (the “Purchase Price Allocation”) within 90 days following the closing of the Unit Purchase. Caladrius and HCA shall report and file all Tax Returns consistent with the Purchase Price Allocation. Any subsequent adjustments to the Purchase Price shall be reflected in the Purchase Price Allocation in a manner consistent with Section 1060 of the Code and the regulations thereunder. Neither Caladrius nor HCA shall take a position that is inconsistent with the Purchase Price Allocation in any filings, declarations and reports with the IRS, and each of Caladrius and HCA shall make consistent use of such allocation for all Tax purposes.
ARTICLE IV
ALLOCATION

Section 4.1Profits and Losses. Except as otherwise provided in Exhibit C, Profits and Losses for any Taxable Year shall be allocated among the Members, to the extent possible, in such a manner that, as of the end of such Taxable Year, (a) the sum of (i) the Capital Account of each Member, (ii) such Member’s share of Company Minimum Gain (as defined in Exhibit C) and (iii) such Member’s Member Nonrecourse Debt Minimum Gain (as defined in Exhibit C) shall be equal to (b) the respective net amounts, positive or negative, that would be distributed to them or for which they would be liable to the Company under this Agreement and the Act, determined as if the Company were to (x) liquidate the assets of the Company for an amount equal to their Agreed Values, (y) satisfy the Company’s liabilities (limited with respect to each nonrecourse liability to the Agreed Value of the property securing such liability) and (z) distribute the proceeds of such liquidation pursuant to Section 11.3. Notwithstanding the foregoing, all Profits attributable to amounts received by the Company pursuant to Section 4.2 of the Technology License Agreement shall be allocated 100% to Caladrius, or in accordance with the Board’s designation, in each case in a manner consistent with the ultimate distribution of such amounts pursuant to Section 5.1(d). Notwithstanding anything herein to the contrary, allocations of profits shall not be made with respect to the distribution pursuant to the Section 5.1(e). For the avoidance of doubt, the distribution made pursuant to Section 5.1(e) shall not be considered to be Profits and Losses for purposes of this Section 4.1.

Section 4.2Tax Allocations: Code Section 704(c).

a.Except as provided in Section 4.2(b) and (c), for federal, state and local income tax reporting purposes, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Members in accordance with, and in the same order of priority as, the allocation of such income, gains, losses, deductions and other items among the Members for purposes of adjusting their Capital Accounts.

b.Income, gain, loss and deduction with respect to any Section 704(c) Property shall, solely for U.S. federal, state and local income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Agreed Value. Any elections or decisions relating to allocations under this Section 4.2(b) shall be determined by the Board; provided however that such allocations with respect to the assets deemed contributed to the Company in connection with the Unit Purchase Agreement shall be made in accordance with the remedial method within the meaning of Treasury Regulation Section 1.704-3(d).

c.If any Members’ Capital Accounts are reallocated pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), corrective allocations of income, gain, loss and deduction shall be made to such Members to take into account the Capital Account reallocation in accordance with Treasury Regulation Section 1.704-1(b)(4)(x).

d.Notwithstanding any other provision of this Agreement, allocations pursuant to this Section 4.2 are solely for purposes of U.S. federal, state and local income taxation and shall not be taken into account in computing any Member’s Capital Account, share of Profits, Losses, or distributions pursuant to any provision of this Agreement other than Section 5.2.

Section 4.3Miscellaneous.

a.Profits and Losses. For purposes of determining the Profits, Losses or any other items allocable to any period, including allocations as between the transferor and transferee of an Interest of the Company, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, taking into account any varying Interests during the taxable year, as determined by the Board using any permissible method under Code Section 706 and the Treasury Regulations promulgated under such section.

b.Other Items. Any tax item having no equivalent item for purposes of determining Capital Accounts (e.g., credits) shall, to the extent possible, be allocated in accordance with the underlying tax item or items giving rise to such tax item, and otherwise shall be allocated in any reasonable manner determined by the Board (taking into account Treasury Regulations Section 1.704-1(b)(4)(ii) in the case of credits). The allocation of such items under this Section 4.3(b) shall not affect the Capital Account of any Member.

c.Allocation of Recapture Items. In making any allocation among the Members of income or gain from the sale or other disposition of a Company asset, the ordinary income portion, if any, of such income and gain resulting from the recapture of cost recovery or other deductions shall be allocated among those parties who were previously allocated (or whose predecessors-in-interest were previously allocated) the cost recovery deductions or other deductions resulting in the recapture items, in accordance with Treasury Regulation Section 1.1245-1.

d.Tax Consequences. The Members are aware of the income tax consequences of the allocations made by this Article IV and agree to be bound by the provisions of this Article IV in reporting their shares of Company income or loss for income tax purposes.

ARTICLE V
DISTRIBUTIONS

Section 5.1Distributions.

a.The Company may make periodic Distributions on a Distribution Date established by the Board.

b.Upon a Liquidation Event, a Majority Asset Sale or a True Sale of the Company, after payment of, or other adequate provision for, the liabilities and obligations of the Company, including the expenses of its liquidation and dissolution (to the extent the Company is to be liquidated and dissolved in connection with such transaction) or other transaction expenses, the Company shall distribute the net proceeds or assets available for distribution, if any, whether in cash or in other property (“Net Liquidation Proceeds”), to Members as provided in Section 5.1(c). If any Net Liquidation Proceeds payable to the Members in connection with a Liquidation Event, Majority Asset Sale or True Sale of the Company is placed into escrow and/or is payable to the Members subject to any hold back or contingencies, the applicable definitive agreement shall provide that (A) the portion of such Net Liquidation Proceeds that is not placed in escrow, held back and/or subject to any contingencies (the “Initial Consideration”) shall be allocated among the Members as provided in Section 5.1(c) as if the Initial Consideration were the only consideration payable in connection with such Liquidation Event, Majority Asset Sale or True Sale of the Company, and (B) any additional consideration that becomes payable to the Members upon release from escrow or hold back or satisfaction of contingencies shall be allocated among the Members as provided in Section 5.1(c) after taking into account the previous payment of the Initial Consideration as part of the same transaction.

c.Except as provided in Section 5.1(d), all Distributions (including distributions of Net Liquidation Proceeds) shall be distributed among the holders of Units on a pro rata basis based on the number of Units held by each such holder.

d.Amounts received by the Company pursuant to Section 4.2 of the Technology License Agreement (net of related costs and expenses) shall be distributed to Caladrius, unless the Board designates in writing, at the time such amounts are received, another manner of distribution for such amounts.

e.Notwithstanding the foregoing, fifteen million U.S. dollars (US$15,000,000) of the proceeds received by the Company pursuant to the Unit Purchase Agreement shall immediately upon receipt be distributed to Caladrius.

Section 5.2Tax Distributions.

a.The Company shall, on April 10, June 10, September 10, and December 10 of each Fiscal Year and so long as the Company is treated as a partnership for federal income tax purposes, distribute to each Member out of available cash, but only to the extent that such cash is available without borrowing monies and to the extent deemed appropriate by the Board, an amount of cash (a “Tax Distribution”) that in the estimation of the Board is equal to, if positive, (i) the amount of the taxable income allocable to such Member in respect of such Fiscal Year that is apportionable to the applicable Tax Estimation Period (as estimated by the Board), multiplied by (ii) the Assumed Tax Rate or such lower rate as the Board in its sole discretion determines appropriate at any time, which lower rate shall apply, for the avoidance of doubt, to all Members’ Tax Distributions for such period. Additionally, in the event that based on the Company’s tax returns the Board determines that a Member’s allocable share of taxable income computed for any Taxable Year is (A) more than the amount used for purposes of computing such Member’s Tax Distributions for such Taxable Year pursuant to the previous sentence, the Company shall distribute to such Member within three months after the end of that Taxable Year an amount equal to (i) such excess multiplied by (ii) the Assumed Tax Rate for the last Tax Estimation Period during that calendar year or (B) less than the amount used for purposes of computing such Member’s Tax Distributions for such Taxable Year pursuant to the previous sentence, then either the Member shall promptly repay such excess multiplied by the Assumed Tax Rate for the last Tax Estimation period during that year to the Company upon written request from the Company or, at the Board’s election, the Company may offset future Tax Distributions by such amount. Tax Distributions shall be treated as advances of amounts otherwise distributable pursuant to Section 5.1 and the Company shall distribute other amounts to Members as necessary to ensure that at all times distributions are made in accordance with Section 5.1.

b.Solely for purposes of determining whether the Company has satisfied the obligation to make Distributions for taxes pursuant to Section 5.2(a), all Distributions made during the Taxable Year, together with those made during the first calendar quarter thereafter, shall be treated as Distributions made pursuant to Section 5.2(a) in respect of such Taxable Year except to the extent that such Distributions were required to satisfy the obligation to make Distributions pursuant to Section 5.2(a) in respect of the prior Fiscal Year.

c.In the event that the funds available for any Tax Distribution to be made hereunder are insufficient to pay the full amount of the Tax Distribution that would otherwise be required under Section 5.2(a), the amount of funds available shall be distributed to the Members on a pro rata basis (according to the amounts that would have been distributed to each Member pursuant to Section 5.2(a) if available funds existed in a sufficient amount to make such Distribution in full). At any time thereafter when additional funds of the Company are available for Distribution, such funds shall be immediately distributed to the Members on a pro rata basis (according to the amounts that would have been distributed to each Member pursuant to Section 5.2(a) if available funds would have existed in a sufficient amount to make such Tax Distribution in full). The Board, in its discretion, may adjust the amount of Tax Distributions made under Section 5.2(a) consistent with the purposes of this provision, which is to provide the Members with sufficient liquidity to fund their tax liabilities incurred as a result of ownership of the Company.

Section 5.3Tax Payments on Behalf of Members. To the extent that the Company is required by Law to withhold or to make tax payments on behalf of or with respect to any Member (“Tax Payments”), the Board may cause such amounts to be withheld and such Tax Payments to be made as so required. Each Tax Payment made on behalf of a Member, plus interest thereon at a rate equal to the long-term applicable federal rate under Code Section 1274(d), compounded annually, as of the date of such Tax Payment, shall be promptly paid to the Company by such Member (such payment not to constitute a Capital Contribution) or be deducted from current or future amounts otherwise distributable to such Member pursuant to Section 5.1, as determined by the Board. Each Member hereby agrees to reimburse or otherwise indemnify the Company for any Liability with respect to Tax Payments, interest, additions to tax and penalties required on behalf of or with respect to such Member.

Section 5.4Form of Distribution. The Company shall make to its Members all of its Distributions in cash unless the Board causes the Company to make any in-kind Distributions to its Members. No Member will be forced, over its objection, to accept an in-kind Distribution from the Company to the extent that the percentage of the asset distributed is not equal to the percentage that such Member would share in Distributions in cash from the Company at such time had the asset, which is to be distributed to the Members through an in-kind Distribution, been liquidated at its Fair Market Value (and all related Liabilities discharged) and the cash net liquidation proceeds distributed to the Members in accordance with the terms of this Agreement. No Member, regardless of the nature of the Member’s Capital Contribution, has the right to demand and receive any Distribution from the Company in any form other than cash; provided that if a Distribution is made in the form of non-cash or in-kind consideration to any Member, then each other Member shall have the right to receive its pro rata portion of such non-cash or in-kind consideration. To the extent the Company distributes property in kind to the Members, the Company shall be treated as making a Distribution equal to the Fair Market Value of such property (determined as of the date of such Distribution) for purposes of Section 5.1 and such property shall be treated as if it were sold for an amount equal to its Fair Market Value and any resulting gain or loss shall be allocated to the Members’ Capital Accounts in accordance with Section 4.1.

Section 5.5Limitations on Distribution
. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a Distribution or similar payment to a Member if such Distribution or similar payment would violate the Act or other applicable Law.
Section 5.6Entitlement to Distributions; Reliance Upon Company Records in Making Distributions.

a.Distributions (including Distributions under Article XI) shall be distributed to the Persons recognized as Members or otherwise entitled thereto on the applicable Distribution Dates.

b.Distributions made by the Company shall be wire transferred or mailed to the account or address, as applicable, of such Member as reflected on the Company’s books and records. If, at any time during the term of the Company, any Member shall change its mailing address or account information, it should promptly give written notice of the new mailing address or account information to the Company. The Company shall not be responsible or liable to any Member for any delays in the delivery of a Distribution to which such Member is entitled, because the Company does not have a current mailing address or account information for such Member. The Company shall, for all purposes, be entitled to rely upon the mailing addresses and account information set forth in the then current Membership Schedule maintained under Section 3.1 or in the Company’s books and records if such books and records are more current than the Membership Schedule, unless and until the Person entitled to the Distribution provides written notice of a new mailing address or account information, as applicable, to the Company.

Section 5.7Members’ Obligation to Return Distribution. The Members shall have no obligation to return Distributions received from the Company except to the extent that the return of such Distributions is statutorily mandated by provisions of the Act requiring the Members to return to the Company all or a portion of previously distributed Distributions.

ARTICLE VI
MANAGEMENT AND OPERATION OF THE COMPANY

Section 6.1Authority of Board. The Company shall be managed by the Board of Managers (the “Board”), which is to be constituted as provided in Section 6.3, and the Board shall have the full right and authority to manage the business and affairs of the Company, including all rights granted to the Board pursuant to other sections of this Agreement. The Board shall not require approval of any of the Members to take action for, on behalf of and in the name of the Company. Action by the Board shall be deemed effective as and to the extent provided in Section 6.5.

Section 6.2Actions of the Board. The Board may act (a) through meetings and written consents pursuant to Section 6.6 and (b) through any Board Committee to whom authority and duties have been delegated pursuant to Section 6.7.

Section 6.3Board Composition.

a.The Board shall consist of five (5) members (each a “Board Member”), each of whom will be regarded as a “manager” under the Act. The initial composition of the Board shall be determined as follows: (i) four (4) individuals designated by Caladrius (the “Caladrius Managers”); and (ii) one (1) individual designated by HCA or its Affiliates (the “HCA Manager”); provided, however, that HCA shall have a right to appoint at least one (1) individual manager for so long as HCA and its Affiliates hold at least five percent (5%) of the outstanding Units of the Company, excluding any Equity Securities issued or awarded to employees or service providers in connection with services provided to the Company ( “Ownership Threshold”). Each Board Member shall have one vote on all matters submitted to the Board or any committee thereof (whether the consideration of such matter is taken at a meeting, by written consent or otherwise). In the event the Ownership Threshold is not met but HCC and its Affiliates hold at least two percent (2.0%) of the outstanding Units of the Company, HCA shall be permitted to send one designated person to attend all meetings of the Board and any committees thereof in a nonvoting observer capacity (the “Observer”), subject to entering into customary confidentiality arrangements. The Company shall give the Observer the same notice and information with respect to meetings of the Board and all committees thereof that the Company gives to members of the Board, at the same time the Company gives such notice and information to members of the Board.

b.A “Chairman” of the Board shall be elected by the Board for one or more one-year terms, but such “Chairman” of the Board may be removed by the Board at any time (with or without cause) and replaced with another “Chairman” of the Board. The initial Chairman shall be David J. Mazzo.

c.The following persons shall initially be designated to the Board: (i) the Caladrius Managers shall be (a) Robert Preti, (b) David J. Mazzo, (c) Joseph Talamo, and (d) an individual designated by Caladrius (who will have recent direct experience as a director and/or senior executive in organizations engaged in activities included in the Business and/or CMO businesses with characteristics similar to the Company (ii) the HCA Manager shall be designated subsequent to the Effective Date by HCA providing the Company with written notice of its designee. Each such individual is hereby decreed duly appointed to the Board as of the date of this Agreement.

d.The removal from the Board (with or without cause) of any Board Member designated hereunder shall be at the written request of the Member(s) with the right to designate such representative, but only upon such written request and under no other circumstances.

e.Any Board Member may resign at any time by giving written notice to the other Board Members. The resignation of any Board Member shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary in order to make it effective. The resignation of a Board Member who is also a Member shall not affect the Board Member’s rights as a Member and shall not constitute a withdrawal of a Member.

f.In the event that any Board Member ceases to serve as a Board Member, the resulting vacancy on the Board shall be filled by a Board Member designated by the Member(s) originally entitled to designate such Board Member pursuant to Section 6.3(a).

g.Each Member agrees to vote, or cause to be voted, all Units owned by such Member, or over which such Member has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

i.the Board is maintained at five Board Members;

ii.no Board Member elected pursuant to Section 6.3(a) may be removed from office unless such removal is directed or approved by the affirmative vote of the Person(s) entitled under Section 6.3(d) to remove such Board Member;

iii.any vacancies created by the resignation, removal or death of a Board Member shall be filled pursuant to the provisions of Section 6.3(f); and

iv.upon the request of any Person(s) then entitled to designate a Board Member as provided in Section 6.3(a) to remove such Board Member pursuant to Section 6.3(d), such Board Member shall be removed.

h.The Company shall at all times cause the board of managers or board of directors of each of the Company’s Subsidiaries to be comprised of the same persons who are then Board Members pursuant to this Section 6.3.

The voting rights of the board of managers or board of directors of each of the Company’s Subsidiaries with respect to the Board Members serving on any such boards shall be commensurate with the voting rights of the Board Members with respect to the Board.

Section 6.4Fiduciary Duties.

a.The purpose of this Section 6.4(a) is to set forth the agreement among the Members with respect to the duties that the Members and Non-Independent Board Members owe to the Members. Subject to Section 7.3, notwithstanding any duty otherwise existing at law or in equity, to the fullest extent permitted by Law, each Member hereby agrees to the elimination of any and all liabilities for breach of duties (including fiduciary duties) of a Member or Non-Independent Board Member to the Company or to another Member or Board Member or to another Person that is a party to or is otherwise bound by this Agreement; provided, however, the foregoing is not intended to limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Notwithstanding the forgoing, any Non-Independent Board Member to the Company that owes duties (including fiduciary duties) to Caladrius as a director or officer of Caladrius shall continue to have such duties to Caladrius.

b.Notwithstanding any duty otherwise existing at law or in equity, to the fullest extent permitted by Law, without limiting the generality of the foregoing, the Members agree that the foregoing Section 6.4(a) describes in its totality the fiduciary duties of the Non-Independent Board Members to the Company and its Members, and that the fiduciary duties of the Non-Independent Board Members to the Company and its Members shall not be those of a director to a corporation and its stockholders under Delaware corporation Law or those of a partner to a partnership and its partners.

c.Each Board Member who is not a Non-Independent Board Member shall owe, and shall act in a manner consistent with, fiduciary duties to the Company and its Members of the nature, and to the same extent, as those owed by directors of a Delaware corporation.

Section 6.5Effective Board Action.

a.Any decision approved in the following manner shall be deemed approved by the Board:

i.by a majority vote of the Board (in accordance with this Article VI, including with respect to the quorum requirements set forth in Section 6.6(e)), whether such approval is provided at a Board meeting or by written consent; or

ii.by action taken by a Board Member or any Officer, agent or representative of the Company acting within the scope of authority vested in such Person by specific resolutions adopted by the Board.

No other Board vote is sufficient to constitute the act of the Board.
b.No Board Member or Member, acting alone, has the authority to bind the Company, except when such Board Member or Member is acting in accordance with the authority granted to him or her in this Agreement or otherwise pursuant to action authoritatively taken by the Board as provided in Section 6.5(a).

Section 6.6Board Meetings and Action.

a.Board Members, or any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear one another, and participation in such a meeting shall constitute presence in person at the meeting.

b.Any action required or permitted to be taken at any meeting of the Board or any Board Committee may be taken without a meeting if a quorum, as described in Section 6.6(e), of Board Members or Board Committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed (via paper or electronic form) with the minutes of proceeding of the Board or the relevant Board Committee and are promptly transmitted to any Board Member or any Member of the relevant Board Committee not present.

c.The Board shall hold regular quarterly meetings to conduct the Company’s business. In addition, special meetings of the Board, for any purpose or purposes, may be called any time at the written request of one or more Board Members specifying the reasons for such special meeting. Board meetings may be held at such location, within or outside the United States, as designated by the Board or, if not specifically designated by the Board, at the Company’s principal office. Subject to the other provisions of this Article VI, any Board Member unable to attend a meeting of the Board may designate an Affiliate as his, her or its proxy.

d.A Board Member shall be entitled to receive written notice of any regular or special meeting, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called to be delivered not less than three (3) days before the date of the meeting, either personally or by mail. Any Board Member may waive the requirement of receiving such advance notice for any such meeting either in advance, after the fact or by virtue of attending the meeting.

e.A simple majority of the voting interests of the Board Members shall constitute a quorum for the transaction of any business at a Board meeting; provided that at least one (1) Caladrius Manager and the HCA Manager must be present for any Board meeting to constitute a quorum; provided further however, in the event the HCA Manager fails to attend two (2) consecutive Board meetings for which proper notice was provided pursuant to the terms of this Agreement and which failure to attend resulted in the failure of a quorum, a quorum may be deemed to be constituted at the following Board meeting for which proper notice was provided pursuant to the terms of this Agreement without the attendance of the HCA Manager. If less than a quorum is present at a meeting, a majority of the Board Members present may adjourn the meeting. Notice of such adjournment shall be promptly given to any Board Members who were not present. Notwithstanding the foregoing, any Board Member may attend a meeting for the purpose of objecting to the notice given of such meeting and, if such objection is stated, presence for such purpose shall not be treated as presence for determining whether a quorum exists.

Section 6.7Board Committees. The Board may, by written resolution, establish, authorize and direct one or more committees to act on behalf of the Board (each a “Board Committee”). Any such written resolution shall: (i) designate the Persons authorized to participate on the Board Committee, one of whom must be the HCA Manager (unless HCA waives such requirement in writing); (ii) establish the procedures, if any, for designating alternate members to serve on the Board Committee if any designated member is absent or otherwise unavailable to serve; (iii) establish the procedures to be followed by the Board Committee in taking action, which procedures, including, without limitation, with respect to the attendance of a quorum, must be the same as the procedures followed by the Board itself; (iv) designate the specific powers, authorities and privileges that are to be vested in the Board Committee and delegate the duties, as applicable, that are to be assigned to the Board Committee; and (v) impose such limitations as the Board deems appropriate upon the conduct of the Board Committee’s business. Any such Board Committee shall have and may exercise all the power and authority of the Board in the management of the Company’s business and affairs to the extent vested in it, subject to the restrictions in the written resolutions from the Board. Such written authorization may, from time to time, be amended by Board action. Copies of all written resolutions dealing with the conduct of Board Committees shall be submitted to and retained in the Company’s books and records. The quorum, voting and other provisions of this Article VI governing the Board shall have equal application to the Board Committees.

Section 6.8Appointment of Officers.

a.The Board may, by written resolution, appoint, authorize and direct one or more officers (collectively the “Officers”) to act on behalf of the Company. Such Officers shall have such titles, authority, rights and duties, and be subject to such limitations, as are specified in the written resolutions creating such positions. If one or more such Officers are appointed, one of the Officers shall have the duty to record the proceedings of the meetings of the Board and the Members in a book to be kept for that purpose. Any number of offices may be held by the same Person. Officers shall be chosen in such manner and shall hold their offices for such terms as are prescribed in the written resolutions adopted by the Board. Each Officer shall hold office until such Officer’s successor is elected and qualified or until such Officer’s earlier resignation or removal. Any Officer may resign at any time upon written notice to the Company. Any vacancy occurring in any office by death, resignation, removal or otherwise shall be filled by action of the Board. Officers shall receive such compensation as may be established from time to time by the Board. In the event the Board does not appoint any Officers, it will appoint one of its Board Members to be responsible for recording the proceedings of the Board’s and Members’ meetings. At any time, the Board may, by written resolution, change the composition of its Officers or alter their duties, responsibilities or authority, and all such Officers shall be understood to serve at the will of the Board and may at any time be removed, with or without cause, by action of the Board.

i.The Board hereby appoints and authorizes Robert A. Preti to serve as president of the Company for a term of not less than three (3) years from the Effective Date (the “Term”), subject to the terms and conditions of the Employment Agreement, and in such capacity Mr. Preti shall report to and serve at the pleasure of the Board. Subject to the provisions of this Agreement and the Employment Agreement, and to the direction of the Board, during the Term the president shall have the responsibility for the general management and control of the business and affairs of the Company and the general supervision and direction of all of the officers, employees and agents of the Company and shall perform all duties and have all powers that are commonly incident to the office of president or that are delegated to the president by the Board. The Parties acknowledge and agree that the Company may not amend the Employment Agreement with Mr. Preti above without obtaining the prior written consent of HCA, which shall not be unreasonably withheld, delayed or conditioned.

ii.Assuming HCC has exercised its right to second a HCC Secondee pursuant to Section 7.7 hereof, and upon request from HCC, one (1) HCC Secondee to be designated by HCC, is hereby appointed and authorized to serve as a vice president of the Company (the “HCC VP”), who shall be responsible for coordinating and organizing any employees seconded from HCC to the Company and such other duties that may become required in connection therewith. The HCC VP shall report exclusively to the president of the Company but shall remain an employee of HCC and HCC shall be responsible for the HCC VP’s salary and benefits. For the avoidance of doubt, the HCC VP shall not have any line management responsibilities with respect to the operation of the Company.

Section 6.9Compensation of Board Members. The Company shall cover the reasonable expenses incurred by Board Members in managing the Company’s business and affairs, including the costs incurred in attending and participating in Board meetings, and initially the Board Members shall serve on the Board without compensation, but the Board may provide compensation to the Board Members as from time to time determined by the Board, except that any Board Member (including an initial Board Member) that is not an HCA Manager or an employee of the Company or Caladrius shall be compensated as determined by the Board.

Section 6.10Company Expense. The Company shall be responsible for, and shall promptly pay, all Liabilities incurred in connection with the conduct of its business.

Section 6.11Member Voting Rights; Members’ Meeting.

a.Except as expressly provided for herein and under the Act, the Members are not entitled to vote on, consent to or approve any action affecting the Company.

b.With respect to any matter that is to be voted on, consented to or approved by Members, such Members may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by such Members having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all such Members entitled to vote thereon were present and voted.

c.Each Member will have one (1) vote per Unit held with respect to any matter on which such Members are entitled to vote. Except as provided herein, (i) the Members shall vote together as a single class on any matter on which such Members are entitled to vote, and (ii) the vote or consent of holders of at least a majority of the Units then outstanding shall be an act of the Members.

d.Members may vote in person or by proxy, and such proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable Law. Consent transmitted by electronic transmission by a Member or a Person or Persons authorized to act for a Member shall be deemed to be written and signed.

e.Meetings of Members or any class thereof may be called at any time by the Board or such Members holding a majority of the aggregate Units held by such Members, upon not less than ten (10) days’ but no more than twenty (20) days’ written notice to all such Members. Such notice shall set forth the purpose for the meeting and identify any matters that are to be submitted to a vote of such Members at such meeting. A written waiver of notice executed by such Member entitled to receive notice, whether before, at or after the time stated in the notice, shall be equivalent to the giving of such written notice. Furthermore, attendance at the meeting shall constitute a waiver of any required notice, unless, before any business is conducted at the meeting, a Member objects to the meeting because of the failure to provide proper notice to such Members.

f.Notwithstanding anything to the contrary set forth herein, the Company may take the actions set forth in subsections (ii), (iv), (v), and (vi) of the definition of “Bankruptcy” set forth herein with respect to the Company only upon unanimous written consent of each of the Members; provided, however, that (i) such consent of HCA or any of its Affiliates that become a Member shall not be required if the Ownership Threshold is not met and (ii) the consent of HCA or any of its Affiliates that become a member may not be unreasonably withheld, delayed or conditioned.

Section 6.12Insurance. The Company will, within ninety (90) days from the date hereof, purchase and maintain (at the Company’s expense) a reasonable and customary director and officer’s liability insurance policy which provides liability insurance coverage for the individuals who are officers and directors of the Company and its Subsidiaries in an amount of coverage of not less than $10,000,000.

Section 6.13Annual Business Plan and Budget. The Board hereby delegates to management of the Company the creation of an annual business and budget plan, which shall include projected investments required for expansion of the Company’s manufacturing capacity and business operations, and an operating and capital expenditures budget for each Fiscal Year of the Company (each such business plan and budget once approved by the Board in accordance with this Agreement and as subsequently modified, amended, revised, supplemented or otherwise altered in accordance with this Agreement, a “Annual Budget”). The Annual Budget shall set forth, on a fiscal quarter basis, all material items of expense, capital expenditures and expected revenue, and any other items which the Board determines are necessary and/or appropriate. A proposed Annual Budget for a Fiscal Year shall be presented to the Board not later than November 15th of the immediately preceding Fiscal Year for its approval pursuant to the terms of this Agreement. A true and correct copy of the Annual Budget for 2016 was provided to the Members contemporaneously with their execution of this Agreement. The management of the Company shall, at the Board’s regularly scheduled meetings, notify the Board of the Company’s performance against the Annual Budget.

ARTICLE VII
CERTAIN OTHER AGREEMENTS AMONG MEMBERS

Section 7.1Tax Matters.

a.The Company shall, in consultation with its Tax advisors, determine how best to address the law changes made with respect to partnership tax audit rules in subchapter C of chapter 63 of the Code, as amended by the Bipartisan Budget Act of 2015 (“2015 Tax Act”). Such determination shall include, but need not be limited to, the matters described in clauses (i) - (iv) below. All such determinations shall be subject to the approval of the Board.

i.whether to elect out, pursuant to Section 6221(b) of the Code (as amended by the 2015 Tax Act) or any state or local equivalent or any successor to any of the foregoing, of the assessment and collection from the Company of the Members’ Taxes and the determination at the Company level of penalties or similar additions to Tax applicable to the Members for tax years of the Company beginning in 2018;

ii.whether to elect, pursuant to Section 1101(g)(4) of the 2015 Tax Act, to apply the provisions of the 2015 Tax Act to tax years beginning in 2016 and 2017; and

iii.if it does not elect out as described in Section 7.1(a)(i), whether to make any elections under the provisions of the 2015 Tax Act, including the election pursuant to Section 6226 of the Code (as so amended) to have the Members take into account partnership audit adjustments.

b.The Members agree that, for so long as Caladrius is a Member of the Company, then Caladrius shall be the “Tax Matters Partner” of the Company as such term is defined in Code Section 6231(a)(7) and “partnership representative” under the 2015 Tax Act and in any similar capacity under the Tax laws of any state or other jurisdiction having Taxing jurisdiction over the Company, and thereafter the Tax Matters Partner shall be designated by the Board. The Tax Matters Partner shall take such action as may be necessary to cause each other Member to become a “notice partner” within the meaning of Code Section 6223. The Tax Matters Partner shall (i) direct the Company’s Officers, at the Company’s expense, to cause to be prepared and properly filed all tax returns of the Company with the appropriate Taxing authorities; (ii) notify the other Members, within thirty (30) days after it receives any notice from the IRS or any state, local or foreign Taxing authority, and shall forward to each Member copies of all material written communications it may receive in that capacity, of (a) any administrative or judicial Proceedings with respect to an examination of, or proposed adjustments to, the income, deductions, gains, losses or credits of the Company, (b) any extension of the statute of limitations with respect to any Fiscal Year of the Company, (c) filing of a request for administrative adjustment with respect to the Company, (d) filing of a suit concerning any tax refunds or deficiency relating to any Company administrative adjustment or (e) entering into any settlement agreement relating to any Company item of income, gain, loss, deduction or credit for any Fiscal Year of the Company; and (iii) provide each Member (at such Member’s own expense) with the opportunity to participate in, but not direct or control, all administrative and judicial tax Proceedings in which the Company may be involved. The Tax Matters Partner shall be entitled to reimbursement from the Company for costs it incurs in performing its duties as the Tax Matters Partner. Each Member shall be considered to have retained such rights as are provided for under the Code or any other applicable Law with respect to any examination, proposed adjustment or proceeding relating to the Company tax items (including its rights under Section 6224(a) and (c) of the Code and its right to notice of any proposed tax settlements in any court case involving the Company). This Section 7.1(b) is not intended to authorize the Tax Matters Partner to take any action left to the determination of an individual Member under Code Sections 6222 through 6231, and the Tax Matters Partner shall not take any action contemplated by Section 6222 through 6231 of the Code (and the partnership representative shall not take any similar action) that would reasonably be expected to have a disproportionate, material adverse effect on the other Member without such other Member’s consent, which such consent shall not be unreasonably withheld, delayed or conditioned. The Tax Matters Partner shall provide the other Member with a draft of the Company’s U.S. federal income tax return for the Company’s first taxable year ending after the Effective Date hereof at least fifteen (15) business days prior to filing, and shall consider in good faith (and, at the request of the other Member, discuss with the other Member) any comments the other Member may have with respect to such tax return.

c.Each Member shall notify the Tax Matters Partner, within thirty (30) days, after it receives any information document request from the IRS or any state, local or foreign Tax authority, relating to such Member’s Interest in the Company.

d.In addition to any indemnification provided by Article X of this Agreement, the Company shall, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless the Tax Matters Partner, its Affiliates and their respective stockholders, officers, directors, members, partners, managers, agents and employees, and each representative from, against and with respect to any Liabilities arising out of or in connection with the duties of the Tax Matter Partner, except to the extent that it is finally judicially determined that such Liabilities arose out of or were related to actions or omissions constituting bad faith, fraud, violation of Law or intentional, willful or reckless misconduct. The Company shall reimburse the Tax Matters Partner for its reasonable legal and other expenses incurred in connection with defending any claim with respect to such Liabilities if the Tax Matters Partner shall agree to reimburse promptly the Company for such amounts if it is finally judicially determined that the Tax Matters Partner was not entitled to indemnity hereunder.

e.The Taxable Year shall be the Fiscal Year unless the Board shall determine otherwise or unless required by the Code. Subject to Sections 4.2, the Company , with the approval of the Board, shall make any election the Company, or the Board, may deem appropriate and in the best interests of the Members, including an election under Code Section 754 but shall not make an election for the Company to be taxed as a corporation without the approval of the Members. Each Member will upon request supply any information necessary to give proper effect to such elections.

Section 7.2Limited Liability Company Under the Act; “Partnership” For Tax Purposes. The Members intend for the Company to be regarded as a limited liability company under the Act (and not to be considered or deemed any other form of legal entity recognized under the Laws of the State of Delaware). The Members hereby agree that, except to the extent that the provisions of the Act cannot be altered or changed by this Agreement, where the provisions of this Agreement conflict with the provisions of the Act, the provisions of this Agreement shall control. With respect to any matter not provided for in this Agreement, or to the extent that the provisions of the Act cannot be altered or changed by this Agreement, then the provisions of the Act shall apply. Unless the Board determines to the contrary, the Members intend for the Company to be classified as a partnership for federal and, to the extent applicable, state and local income taxation and not as an association taxable as a corporation. No Member shall, unless the Board approves, take any action inconsistent with the treatment of the Company as a “limited liability company” under the Act and as a partnership for tax purposes, and this Agreement shall not be construed to suggest otherwise.

Section 7.3Confidentiality.

a.Subject to Section 7.5, each Member shall, and shall cause its Affiliates, officers, directors, employees, agents, and other representatives to, keep confidential, and not use or disclose in any manner (including by making a press release or any other announcement), (i) any matters relating to this Agreement (including the terms and conditions of this Agreement) or the transactions contemplated by this Agreement; or (ii) any proprietary and non-public information, in any form, relating to the Company or its business (together with the information described in clause (i) above, the (“Confidential Information”); provided, however, that (a) such proprietary and confidential information may be revealed, divulged or made known as allowed by the Board for the purpose of conducting the business of the Company, (b) Members shall be permitted to discuss the contents of reports received by the Members and additional information relating to such Members’ Capital Accounts with such Members’ advisors, lawyers and accountants, (c) Members (other than Members who are individuals) may disclose any such information to their Affiliates and direct and indirect investors or to a current or former general or limited partner, shareholder, officer, director, representative, agent, employee, member or beneficiary of such Member consistent with such Member’s ordinary course of business (provided that such Persons agree to maintain the confidentiality of such information in accordance herewith), (d) Members (other than Members who are individuals) may disclose such proprietary and confidential information as part of a Member’s normal reporting, rating or review procedure (including normal credit rating and pricing process), or, with respect to summary financial data regarding the Company or its performance, in connection with such Member’s or such Member’s Affiliates normal fund raising, marketing, informational or reporting activities at a customary level of detail(provided that such Persons agree to maintain the confidentiality of such information in accordance herewith), (e) Members shall be permitted to disclose any such information if required by applicable Law, provided such Members provide the Company reasonable prior opportunity to comment upon such disclosure to the extent permitted by Law and agree to cooperate to take reasonable steps to minimize the extent of any such required disclosure, (f) subject to the last sentence of Section 9.3, the HCC Secondees may disclose any such information to HCC and its Affiliates (provided that HCC and such Affiliates agree to maintain the confidentiality of such information in accordance with the agreement described in the last sentence of Section 9.3) and (g) Caladrius may disclose information relating to the Company to the extent required under law (as determined by Caladrius in its sole discretion) in connection with reports, registration statements, prospectuses, proxy statements and other documents it files with the Securities and Exchange Commission.

b.The term “Confidential Information” does not include information that (i) was in the public domain prior to the time it was furnished to recipient or is at the time of the alleged breach (through no willful or improper action or inaction by such recipient) generally available to the public, (ii) was or becomes available to a Member on a non-confidential basis from a source other than one of the other Members or its Affiliates or the Company, provided such other source not be known by the Member to be bound by a confidentiality obligation to the other Members or the Company, (iii) is lawfully known to a Member prior to disclosure of the Confidential Information by the other Members, or (iv) is independently developed by a Member without any use of any Confidential Information.

Section 7.4No Contractual Appraisal Rights. No Member or Transferee shall have any contractual appraisal rights as to its Units in the Company that might arise in connection with any amendment of this Agreement, any merger or consolidation in which the Company is a constituent party to the merger or consolidation, any conversion of the Company into another business form, any transfer to or domestication in any jurisdiction by the Company, or the sale of all or substantially all of the Company’s assets.

Section 7.5Conflicts of Interest; Other Activities. Subject to Section 7.6 hereof, the Members expressly acknowledge and agree that Caladrius, HCA and their Affiliates, and each of their respective officers, directors, stockholders, partners, members, managers, agents and employees (collectively, the “Interested Parties”) (i) are permitted to have, and may presently or in the future have, investments or other business relationships with entities engaged in any business currently conducted by the Company, including the Business, or as may be conducted in the future, other than through the Company or any of its Subsidiaries (an “Other Business”); (ii) the Interested Parties have and may develop a strategic relationship with businesses that are and may be competitive with or complementary to the Company; (iii) none of the Interested Parties will be prohibited solely by virtue of their investments in the Company or its Subsidiaries from pursuing and engaging in any such activities; (iv) none of the Interested Parties will be obligated to inform or present the Company or its Subsidiaries or the Board of any such opportunity, relationship or investment; (v) the other Members will not acquire or be entitled to any interest or participation in any Other Business as a result of the participation therein of any of the Interested Parties; and (vi) the involvement of the Interested Parties in any Other Business will not constitute a conflict of interest by such Persons with respect to the Company or any of its Subsidiaries. Subject to the foregoing limitations, the Members hereby waive, to the fullest extent permitted by Law, any and all rights and claims that they may otherwise have against the Interested Parties as a result of any such competitive activities, and the Members expressly renounce any interest or expectancy that the Interested Parties offer an opportunity to participate in, or be informed about, any Excluded Opportunity.

Section 7.6Non-Competition.

a.Each Member hereby covenants and agrees that during the Non-Competition Period, no Member, nor any Affiliate thereof, shall, without first obtaining the prior written consent of the other Member, engage in a Competing Business; provided, however, a Member may merge with or acquire a third party that engages in a Competing Business if such Competing Business constitutes five percent (5%) or less of the entire business of such third party in terms of GAAP revenue; provided, further, that, subject to Section 7.8(f), each Member and any Affiliate thereof may engage in a Competing Business in any country in Europe following the second anniversary of the closing of the transactions contemplated by the Unit Purchase Agreement (the “Closing Date”); provided, further however, that, subject to Section 7.8(f), each Member and Affiliate thereof may engage in a Competing Business in any country in Europe following the first anniversary of the Closing Date if the Initiating Party, Non-Initiating Party and the Company are unable to agree on terms for the EU Collaboration pursuant to Section 7.8(b) by the first anniversary of the Closing Date.

b.Caladrius and the Company hereby covenant and agree that for so long as the Technology License Agreement remains in effect, neither Caladrius nor the Company, nor any Affiliate of the foregoing, shall, without first obtaining the prior written consent of HCA, directly or indirectly engage in a Competing Asian Business. HCC shall not be deemed to be an Affiliate of Caladrius or the Company for purposes of this Section 7.6(b).

c.For the sake of clarity, the covenants set forth in Section 7.6(b) shall terminate upon termination of the Technology License Agreement.

d.Notwithstanding anything to the contrary set forth herein, HCA or its Affiliates shall not be deemed to be engaging in a Competing Business or Competing Asian Business based on its activities with respect to (i) any research, development, distribution, marketing, manufacturing and sales of consumables for regenerative medicine and/or diagnostics and (ii) any equipment business in relation to manufacturing, research, development, evaluation and quality management of cell-based therapies (the “Permitted Activities”); and Caladrius and/or the Company shall not be deemed to be engaging in a Competing Business or Competing Asian Business based on their engaging in the Permitted Activities.

e.The covenants set forth in this Section 7.6 shall terminate immediately with respect to HCA and its Subsidiaries and Affiliates upon (i) the Company’s Bankruptcy, (ii) a Majority Asset Sale or a True Sale of the Company, (iii) the Company breaches any of its material obligations under the Technology License Agreement (it being understood that the obligations of the Company under Sections 2, 3.1, 3.3, 4.1, and 4.2 of the Technology License Agreement shall be deemed material) or Caladrius or the Company breaches any of their material obligations under this Agreement (it being understood that the obligations of Caladrius and/or the Company under Sections 3.2, 5.1, 6.3(a), 7.7, 8.5, 8.6, 8.8, 8.9, and 9 of this Agreement shall be deemed to be material), in each ease, such breach is not cured for a period of sixty (60) days after the Company or Caladrius, as applicable, is provided notice of such breach, or (iv) HCA’s exercise of its put option pursuant to Section 8.8 in the event Caladrius becomes a CoC Member.

Section 7.7HCC Secondees. HCC may, in its sole discretion, second, at any one time, up to four (4) employees of HCC or its Affiliates to the Company for a period of at least six months, or some other period agreed to by HCC and Caladrius (the “HCC Secondees”). Such HCC Secondees shall work with and be trained (pursuant to a training program prepared by HCC and the Company) under the supervision of Company employees serving in the following roles and performing the following tasks and shall have access to all information relevant to performance of the following roles and tasks such that following the secondment, the HCC Secondees shall have received training in each of the following roles and tasks to reasonably enable the HCC Secondees to perform each of the following roles and tasks:

a.Manager of Manufacturing Operations: Manufacturing operations and inspection technology (managing the entire manufacturing operations process for delivery of cell therapy client services, including manufacturing, quality assurance, quality control, cell product manufacturing and development through the manufacturing sciences and technology (MSAT) functions which include technology transfer and manufacturing process development);

b.Manager of Facilities: Management, development, design and operation of facilities;

c.Manager of Sales and Operations: Lead generation, prospecting, client engagement, negotiation and contracting with customers and general business operations; and

d.Manager of Business Strategy: Client/Alliance Management, management of the relationship and project.

The HCC Secondees shall report exclusively to the president of the Company but shall remain employees of HCC or its Affiliates and HCC shall be responsible for the HCC Secondees’ salaries and benefits. For the avoidance of doubt, the HCC Secondees shall not have any line management responsibilities with respect to the operation of the Company.
Section 7.8Joint Presence in EU. Caladrius, the Company and HCA anticipate that they will conduct the Business in Europe in accordance with an agreement reflecting the terms outlined in this Section 7.8. In this regard, until the first anniversary of the Closing Date, Caladrius on the one hand and HCA and its Subsidiaries and Affiliates on the other hand shall have a right of first negotiation, on the terms set forth in this Section 7.8, with respect to any EU Collaboration.

a.In the event that, prior to the first anniversary of the Closing Date, the board of directors, managers, or other applicable governing body of a Caladrius Entity on the one hand or HCA or its Subsidiaries or Affiliates on the other hand (the “Initiating Party”), acting in good faith, authorizes the Initiating Party or any of its officers, directors, managers, representatives, agents to initiate efforts to negotiate a collaboration, joint venture or other agreement with any third party (a “Third Party”), other than Non-Initiating Party, to Conduct the Business in any country in Europe (the “EU Collaboration”), then prior to any such Person initiating any discussions relating to a potential EU Collaboration with any Third Party, the Initiating Party shall promptly give the Non-Initiating Party written notice (the “Negotiation Notice”) of the identity of the Third Party with which discussions are contemplated and the proposed terms of the EU Collaboration in a reasonable detail.

b.For a period of 90 days after the Non-Initiating Party’s receipt of the Negotiation Notice (the “Negotiation Period”) (which Negotiation Period may, subject to the last clause of Section 7.6(a), extend beyond the first anniversary of the Closing Date), the Non-Initiating Party and the Initiating Party shall negotiate in good faith the terms and conditions under which the Initiating Party, Non-Initiating Party and the Company will agree to conduct the EU Collaboration. During the Negotiation Period, neither the Initiating Party nor any of its officers, directors, representatives, agents or Affiliates shall knowingly encourage, solicit, initiate or respond to or participate in any way with respect to any proposal, discussions, negotiations, requests for information or other similar matters from a Third Party with respect to any EU Collaboration.

c.If during the Negotiation Period the Initiating Party, Non-Initiating Party and the Company are unable to agree on terms for the EU Collaboration, the Initiating Party will have the right for a period of 90 days following the end of the Negotiation Period to negotiate terms of and enter into the EU Collaboration with the Third Party on terms not substantially more favorable to the Third Party than the terms last proposed by the Non-Initiating Party during the Negotiation Period. If prior to the first anniversary of the Closing Date, the Initiating Party enters into an EU Collaboration with a Third Party in accordance with this Section 7.8, then the Non-Initiating Party may conduct the Business in Europe free of any restrictions of this Agreement.

d.In the event the Initiating Party, Non-Initiating Party and the Company agree on the terms for the EU Collaboration and determine to establish a joint venture, partnership or other entity for the EU Collaboration (the “EU JV”), the definitive agreement governing the EU Collaboration and EU JV shall include provisions requiring the approval of both Caladrius on the one hand and HCA or its Subsidiary or Affiliate, as applicable, on the other hand (each a “Collaboration Member”) for any of the following actions with respect to the EU Collaboration and EU JV:

i.approval of an annual business plan and budget for the EU JV or any variance from an approved budget by more than 5%; provided, however, if the Collaboration Members fail to approve an annual business plan or budget in a timely fashion, those of the previous year shall apply;

ii.change in the dividend policy of the EU JV;

iii.removal of the president of the EU JV;

iv.change in the compensation of directors and senior officers of the EU JV earning an annual salary of $200,000 or more;

v.change in the business of the EU JV;

vi.amendment to constituent documents of the EU JV or the transaction agreements that create the EU JV or EU Collaboration;

vii.issuances or redemptions of equity or debt of the EU JV other than third-party debt as contemplated by a budget approved by the governing body of the EU JV;

viii.granting or creating liens, mortgages or other security interests on any assets of the EU JV other than as contemplated by a budget approved by the governing body of the EU JV;

ix.admission of new members of the EU JV;

x.merger or consolidation involving the EU JV other than for purposes of changing domicile;

xi.equity investments by the EU JV in a third party;

xii.purchase, sale or disposal of assets or capital investments held by the EU JV over $500,000 other than pursuant to a budget approved by the governing body of the EU JV;

xiii.entering into or amending an agreement binding on the EU JV that contemplates expenditures in excess of $500,000 in any 12-month period, or that has a duration of more than 12 months, or that is otherwise material to the EU JV or the EU Collaboration;

xiv.creating, entering into or amending any material employment agreement, severance arrangement or employee benefit plan with respect to the employees of the EU JV;

xv.sale, assignment, abandonment or licensing of material intellectual property of the EU JV or sublicensing of any material intellectual property of the EU JV contemplated to be owned by both parties commensurate to ownership interests in the Company upon entering into the Transaction;

xvi.contracts or transactions between the EU JV and any of its members (or its Affiliates) (other than as provided in the documents governing the EU JV);

xvii.initiating or settling litigation or arbitration involving the EU JV;

xviii.changes in the EU JV’s material accounting policies or accountants;

xix.suspension of the business of the EU JV or voluntary bankruptcy, termination or liquidation of the EU JV;

xx.incurrence or guarantee of any debt of the EU JV of $5,000,000 or more; and

xxi.creation of any Subsidiaries or Affiliates of the EU JV.

e.The covenants set forth in this Section 7.8 shall terminate with respect to HCA and its Subsidiaries and Affiliates upon (i) the Company’s Bankruptcy, (ii) a Majority Asset Sale or a True Sale of the Company, (iii) the Company breaches any of its material obligations under the Technology License Agreement (it being understood that the obligations of the Company under Sections 2, 3.1, 3.3, 4.1, and 4.2, of the Technology License Agreement shall be deemed material) or Caladrius or the Company breaches any of their material obligations under this Agreement (it being understood that the obligations of Caladrius and/or the Company under Sections 3.2, 5.1, 6.3(a), 7.7, 8.5, 8.6, 8.8, 8.9, and 9 of this Agreement shall be deemed to be material), in each ease, such breach is not cured for a period of sixty (60) days, or (iv) HCA’s exercise of its put option pursuant to Section 8.9 in the event Caladrius becomes a CoC Member.

f.In the event (i) HCA and a Caladrius Entity do not enter into a EU Collaboration with each other and (ii) HCA initiates efforts to negotiate a collaboration, joint venture or other agreement with a Third Party to conduct an EU Collaboration with such Third Party or otherwise seeks to conduct the Business in Europe, HCA shall, prior to conducting any Business in Europe, negotiate in good faith with PCT to obtain a license from PCT for the right to use the Company’s Intellectual Property, Intellectual Property Rights, and other rights and assets relating to the Business in Europe.

Section 7.9No Agreement with Respect to the Conduct of the Business in Geographic Regions Outside of Asia, the Territory and Europe. Each Member agrees that, other than as set forth herein with respect to the conduct of the Business in Asia and the Territory and the potential collaboration between the Parties in Europe, there is no agreement among the Members with respect to the conduct of the Business (or with respect to Europe, the potential conduct of the Business) outside of Asia, the Territory and Europe.

Section 7.10Non-Solicitation. During the term of this Agreement, (i) neither Member (the “Soliciting Member”) may (and each Member shall cause each of its Affiliates, officers, directors and employees and other Persons under its control not to) directly or indirectly, including without limitation through any of its personnel, cause, solicit, entice or induce, or attempt to cause, solicit, entice or induce, any employee or consultant of the other Member (and the Company only in the event HCA or one of its Affiliates is the Soliciting Member) to leave his or her current employment, to accept employment with Soliciting Member or any of its Affiliates or any other Person, or to interfere in any manner with the business of PCT or Caladrius and (ii) HCA shall not, and will cause its Affiliates to not, hire in any capacity any former employee of PCT that is hired by Hitachi Ltd. and its Affiliates.

Section 7.11Share-Based Compensation. In the event that after the date hereof Caladrius grants awards of options, restricted stock units, stock appreciation rights or restricted stock awards settled in or exercisable for capital stock of Caladrius (“Caladrius Equity Awards”) to employees, consultants, service providers of the Company, the Company shall treat such Caladrius Equity Awards as non-cash items.

ARTICLE VIII
TRANSFERS; RESIGNATIONS AND RELATED RIGHTS
Section 8.1    Restrictions on Transfer. No Member shall be entitled to Transfer, directly or indirectly, all or any part of its Units or other Equity Securities held by such Member in the Company,
a.    unless the Transfer:

(i)is permitted under Section 8.2, which Transfer may be effectuated without the consent of the Board or any Member;

(ii)is approved by the Member not Transferring Units or other Equity Securities (the “Non-Transferring Member”) under Section 8.3, and to the extent applicable, is made in compliance with Section 8.5;

(iii) is between HCA and its Affiliates or Subsidiaries (for the purpose of this Section 8.1(a)(iii) only, Hitachi Ltd. and all of its Subsidiaries shall be considered Affiliates of HCA); or

(iv)is permitted pursuant to any of the other terms of Article VIII; and

b.    unless the Transfer satisfies each of the conditions in Section 8.4, unless the compliance with such conditions has been waived in writing by the Non-Transferring Member.

Any attempted Transfer in violation of the restrictions set forth in this Section 8.1 shall, to the fullest extent permitted by Law, be null and void ab initio and of no force or effect.
Section 8.2    Permitted Transfers. Notwithstanding Section 8.1 but subject to the other restrictions in this Article VIII, any Member may make any Transfer of all or any portion of its Units or other Equity Securities pursuant to and in accordance with Sections 3.2, 8.5, 8.6, 8.8, and 8.9 (each such transaction, a “Permitted Transfer” and the recipient thereof, a “Permitted Transferee”). Any Units or other Equity Securities Transferred to a Permitted Transferee pursuant to this Section 8.2 shall be held by such Person as a Transferee, unless (i) the Permitted Transferee is already a Member, in which event it will acquire the Transferred or other Equity Securities Units in its capacity as a Member or (ii) the admission of such Transferee as a Substitute Member is approved by the Board under Section 8.3.

Section 8.3    Transfers Approved by Member. The Non-Transferring Member may at any time approve in writing the Transfer of part or all of the Units or other Equity Securities held by a Member. Subject to Section 8.7, Any Person acquiring such Units or other Equity Securities pursuant to a Transfer approved under this Section 8.3 shall be admitted to the Company as a new Member (the “Substitute Member”) entitled to exercise all of the rights of a Member under this Agreement upon the execution of this Agreement by the Transferee.

Section 8.4    Restrictions Applicable to All Transfers.

a.    Written Notice to Company. The Company and the Non-Transferring Member shall receive the following notices of any Voluntary or Involuntary Transfer, unless waived in writing by the Non-Transferring Member:

(i)    a Member shall advise the Company and the Non-Transferring Member no later than thirty (30) days prior to any proposed Transfer, if the Transfer is treated as a Permitted Transfer under Section 8.2, or is a Transfer for which the Member seeks the consent of the Non-Transferring Member under Section 8.3; or

(ii)    no later than ten (10) days after an Involuntary Transfer, the Person(s) acquiring the Units so involuntarily Transferred shall give written notice to the Company and the Non-Transferring Member.

The written notice provided to the Company and the Non-Transferring Member under this Section 8.4(a) shall provide to the Non-Transferring Member sufficient information to allow it to make the determinations under Section 8.4(b).
b.    Generally Applicable Transfer Restrictions. Notwithstanding anything in this Article VIII to the contrary, no Transfer of any Units or other Equity Securities, whether voluntary or involuntary, shall be valid or effective as to the Company, unless the Non-Transferring Member determines in good faith that the Transfer does not (or unless the Non-Transferring Member elects to waive such restriction):

(i)    require registration of any Units in the Company under any securities Laws of the United States of America, any state or any other jurisdiction;

(ii)    subject the Company or any of its Members to registration under any securities or commodities Laws of the United States of America, any state or any other jurisdiction;

(iii)    constitute, alone or when added to other Transfers, trading on an established securities market or a secondary market, or on an equivalent of such market, for purposes of Code Section 7704, 469(k) or 512(c)(2) or any successor provisions;

(iv)    result in the taxation of the Company as an association taxable as a corporation for federal income tax purposes;

(v)violate or will be inconsistent with any representation or warranty made by the transferor at the time the transferor subscribed for or acquired the Units being transferred; or

(vi)result in a breach or violation of any Transfer restrictions contained in any loan documentation (and/or guaranty) relative to any indebtedness encumbering all or any portion of the Company’s property and/or any other agreement binding upon the Company, unless such Transfer restrictions are waived by the Non-Transferring Member, the applicable lender and/or the parties to such agreement, as the case may be.

c.    Designation of Single Representative. If the Transfer would result in the joint or multiple ownership of any Units or other Equity Securities that are to be Transferred, the Non-Transferring Member may require the designation of a single representative to represent the entire Transferred Units or other Equity Securities for the purpose of receiving all notices which may be given and all payments which may be made under this Agreement and for the purpose of exercising all other rights exercisable as to such Transferred Units or other Equity Securities under the provisions of this Agreement.

d.    Acceptance of Agreement. The Non-Transferring Member may require that the party to whom the Units or other Equity Securities have been Transferred to execute, acknowledge and deliver to the Company a Transfer agreement, in form and substance satisfactory to the Non-Transferring Member, and the Company acknowledging that such Person is subject to all of the terms and conditions of this Agreement. To the fullest extent permitted by Law, the Person acquiring such Units or other Equity Securities shall, however, be subject to all of the terms and conditions of this Agreement, whether or not such a Transfer agreement is executed.

e.    Expenses. The Transferee shall be responsible for paying all expenses incurred by the Company and the Non-Transferring Member in ensuring that the Transfer is in compliance with all the terms and conditions of this Article VIII. Until such amounts have been paid, such Person shall not be entitled to any of the rights, privileges or interests of either a Transferee or Member, as the case may be, under this Agreement.
f.    No Release of Liability. The Transfer of Units or other Equity Securities shall not relieve the transferor from any Liability that it may owe to the Company, whether for unpaid Capital Contributions or other obligations, unless the transferor is released in writing by the Non-Transferring Member from such Liability.

Section 8.5    Right of First Negotiation.

a.    Subject to the last sentence of this Section 8.5(a), if, at any time following the third (3rd) anniversary of the Effective Date, a Member receives a bona fide offer or indication of interest from a Third Party Purchaser to purchase all, but not less than all, of such Member’s Equity Securities held by such Member (such Member, the “Selling Member”), such Selling Member shall notify the other Member (the “Responding Member”) in writing that it desires to sell all of its Equity Securities to the Third Party Purchaser (the “Offer”) and such notice shall include the proposed terms and conditions in reasonable detail, including the identity of the Third Party Purchaser, the price per Unit and any other material terms relating to the Offer. Notwithstanding anything herein to the contrary, Caladrius may sell in one or a series of transactions up to 20% of the outstanding Equity Securities (including, for the avoidance of doubt, prior to the third (3rd) anniversary of the Effective Date), subject only to the provisions of this Section of 8.5, other than the three-year restriction on sales set forth in the first sentence of this Section 8.5(a)).

b.    To exercise its rights under this Section 8.5, the Responding Member must deliver a written notice (a “Participation Notice”) to the Selling Member within ten (10) Business Days of receiving the Offer indicating that it desires to purchase all, but not less than all, of the Selling Member’s Equity Securities. If the Responding Member does not timely deliver a Participation Notice, then the Selling Member shall be free to Transfer its Equity Securities on terms and conditions substantially similar to (and in no event more favorable than) the terms and conditions set forth in the Offer to such Third Party Purchaser and shall not have any further obligations under this Section 8.5 or Section 8.6; provided, however, that if such Transfer is not consummated with such Third Party Purchaser within one hundred twenty (120) days after expiration of such ten (10) Business Day period, any Transfer of the Equity Securities of the Selling Member shall again become subject to the rights of first negotiation and co-sale on the terms set forth in Section 8.5 and Section 8.6. Following the receipt by the Selling Member of the Participation Notice, the Selling Member and the Responding Member shall negotiate the Offer in good faith for a period not to exceed seventy-five (75) days after the delivery of the Participation Notice (such seventy-five (75) day period, the “Purchase Period”). If the Responding Member and Selling Member have not entered into a binding agreement with respect to the Transfer of the Equity Securities prior to the expiration of the Purchase Period, then, the Selling Member shall be free to Transfer its Equity Securities to the Third Party Purchaser on terms and conditions substantially similar to (and in no event more favorable than) the terms and conditions set forth in the Offer (a “Third Party Transfer”) and shall not have any further obligations under this Section 8.5 or Section 8.6; provided, however, that if such Third Party Transfer is not consummated within one hundred twenty (120) days after expiration of the Purchase Period, any Transfer of the Equity Securities held by the Selling Member shall again become subject to the rights of first negotiation and co-sale on the terms set forth in Section 8.5 and Section 8.6.

Section 8.6    Co-Sale Right.

a.    In the event of a proposed Third Party Transfer, in lieu of exercise of the right of first negotiation set forth in Section 8.5, the Responding Member shall have the right to participate in such Third Party Transfer on the same terms and conditions as the Selling Member in accordance with the terms set forth in this Section 8.6.

b.    To exercise its rights hereunder, the Responding Member must provide a Participation Notice to the Selling Member within ten (10) Business Days of receiving the Offer indicating that it desires to sell all, but not less than all, of its Equity Securities on the terms and conditions set forth in the Offer (as equitably adjusted to take into account the Equity Securities held by the Responding Member). If the Responding Member does not timely deliver a Participation Notice, then the Selling Member shall be free to Transfer its Equity Securities on terms and conditions substantially similar to (and in no event more favorable than) the terms and conditions set forth in the Offer to such Third Party Purchaser and shall not have any further obligations under Section 8.5 or this Section 8.6; provided, however, that if such Transfer is not consummated within one hundred twenty (120) days after expiration of such ten (10) Business Day period, any Equity Securities proposed to be Transferred by the Selling Member shall again become subject to the rights of first negotiation and co-sale on the terms set forth in Section 8.5 and this Section 8.6.

c.    To the extent the Responding Member exercises its right of participation in accordance with the terms and conditions set forth in this Section 8.6, the Responding Member and Selling Member agree that the terms and conditions of such Transfer will be memorialized in, and governed by, a written purchase and sale agreement with the prospective Third Party Purchaser (the “Purchase and Sale Agreement”) with customary terms and provisions for such a transaction, and the Responding Member and Selling Member further covenant and agree to negotiate in good faith a Purchase and Sale Agreement reasonably satisfactory to the Responding Member and Selling Member.

d.    In the event the Third Party Purchaser refuses to purchase Equity Securities from a Responding Member exercising its rights of co-sale hereunder, the Selling Member shall not sell to such Third Party Purchaser any Equity Securities unless and until, simultaneously with such sale, the Third Party Purchaser shall purchase such Equity Securities from such Responding Member for the same consideration and on the same terms and conditions as the Third Party Transfer described in the Offer.

Section 8.7    Rights and Obligations of Transferee. Any Person who acquires Equity Securities in the Company by Transfer shall hold such Equity Securities as a Transferee, unless the Non-Transferring Member approves the admission of such Person as a Member under Section 8.3 or unless such Person has been previously admitted as a Member, in which event it shall acquire such Units as a Member. Each Transferee shall be bound and be subject to all of the restrictions applicable to a Member, including the Transfer restrictions of Articles VIII. In addition, a Transferee shall be entitled, as to the Equity Securities acquired (and only to the extent such rights were Transferred), only to share in such Profits and Losses, to receive such Distribution or Distributions, and to receive such allocation of income, gain, loss, deduction or credit, or similar item, to which the prior holder of the Equity Securities was entitled. Such Transferee shall not be entitled to exercise any rights or powers of a Member. Furthermore, if at the time the Transferee acquires any such Equity Securities, the Person previously holding such Equity Securities was obligated to make any further Capital Contributions to the Company with respect to the Equity Securities so Transferred, the Transferee will be similarly obligated to make such Capital Contributions to the Company, when and as required by the terms of this Agreement, and, if failing to do so, will be subject to the same consequences as would have applied to the Member first acquiring such Equity Securities directly from the Company. A Person who permits all or part of its Equity Securities to be Transferred to a Transferee shall remain, unless the Board otherwise provides, liable for any and all obligations due and owing to the Company as to the Equity Securities so Transferred (including the obligation, if any, to make additional Capital Contributions to the Company), even though the Transferee also becomes obligated for the performance of such obligations.

Section 8.8    Member Change of Control
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a.     If a Member is subject to a Member Change of Control (a “CoC Member”), then the other Member (the “Non-CoC Member”) may offer to Transfer all of its Equity Securities (the “CoC Units”) to the CoC Member.As promptly as practical following the effectiveness of such Member Change of Control, such CoC Member shall give written notice (the “CoC Notice”) to the Company and to the Non-CoC Member of the effectiveness of the Member Change of Control, and for a period of thirty (30) days following receipt of such CoC Notice, the Non-CoC Member may send a written notice of its intent to Transfer the CoC Units held by the Non-CoC Member to the CoC member and the Company (the “CoC Unit Transfer Notice”). Promptly following receipt by the Company and the CoC Member of the CoC Unit Transfer Notice, the Non-CoC Member and the Company shall determine the CoC Fair Market Value (as defined below) of the CoC Units in accordance with Section 8.8(b). Promptly following determination of the CoC Fair Market Value of the CoC Units, the Non-CoC Member shall issue a second notice containing the CoC Fair Market Value of the CoC Units (the “Valuation Notice”) to the CoC Member. The Non-CoC Member shall be obligated to sell all of the Units subject to the CoC Unit Transfer Notice to the CoC Member and the CoC Member shall be obligated to purchase such Units, all in accordance with the terms of this Agreement at the price set forth in the Valuation Notice. If the Non-CoC Member fails to timely deliver the CoC Unit Transfer Notice or Valuation Notice, the CoC Member shall be under no obligation to purchase any CoC Units pursuant to this Section 8.8(a).

b.    For purposes of this Agreement, “CoC Fair Market Value” shall mean, with respect to each Equity Security, the fair market value of such Equity Securities, as shall be mutually agreed upon by the Non-CoC Member and the CoC Member based upon the per Equity Security cash consideration that would reasonably be expected to be paid, in a transaction involving a willing buyer under no compulsion to buy and a willing seller under no compulsion to sell, for the CoC Units pursuant to Section 8.8(a); provided, however, that should the Non-CoC Member and CoC Member fail to agree on the fair market value of such Equity Securities within fifteen (15) days of the CoC Unit Transfer Notice, then such determination shall be made by two Valuation Firms, one of which shall be selected by the Non-CoC Member and the other which shall be selected by the CoC Member. The Valuation Firms shall be required to determine the CoC Fair Market Value of the CoC Units within thirty (30) days after being notified and accepting of their selection. If the determinations of the CoC Fair Market Value of the CoC Units of each Valuation Firm are within ten percent (10%) of each other, the CoC Fair Market Value for purposes of Section 8.8 shall be the average of the two determinations. If the determinations of the CoC Fair Market Value of the CoC Units of each Valuation Firm are not within ten percent (10%) of each other, then the Valuation Firms shall select a third Valuation Firm to make another determination of the CoC Fair Market Value of the CoC Units within thirty (30) days after being notified of and accepting its selection. In the event that a third Valuation Firm is selected, the CoC Fair Market Value of the CoC Units shall be the average of the two determinations that are closest in value to each other. In preparing the CoC Fair Market Value determinations, each Valuation Firm shall be provided with the same level of access to the Company’s management and the same source documents and information regarding the Company (subject to entering into confidentiality agreements reasonably acceptable to the Company). Each Valuation Firm shall determine a single point estimate of the CoC Fair Market Value of the CoC Units, not a range of values. The fees and expenses of the Valuation Firm selected by the Non-CoC Member and the CoC Member to determine CoC Fair Market Value of the CoC Units shall be paid by such Non-CoC Member and the CoC Member, as applicable. In the event a third Valuation Firm is required to be selected in accordance with this Section 8.8(b), the fees and expenses of such firm shall be split evenly between the Non-CoC Member and the CoC Member.

c.    The closing of any purchase and sale of the CoC Units described in this Section 8.8 shall be made pursuant to a customary purchase and sale agreement and shall occur within forty-five (45) days of receipt of the Valuation Notice or at such other time as the participating Members agree; provided, however, that if such Transfer would require the participating Members to obtain regulatory approval or other third party approval pursuant to applicable Law prior to consummating such sale, such forty-five (45) day period shall be extended to the date that is five (5) days after such regulatory or other approval has been obtained. The place for the closing of any purchase and sale described in Section 8.8 shall be the principal office of the Company or at such other place as the participating Members shall agree.

Section 8.9    Put Option.

a.    At any time following the tenth (10th) anniversary of the Effective Date (the “Put Period”), HCA shall have the right on one occasion (the “Put Option”), exercisable by delivery of a written notice to Caladrius or the Company, as applicable, at any time during the Put Period (such notice, the “Put Notice” and such date of exercise, the “Put Date”), to require Caladrius or the Company to purchase all or some of the Equity Securities then held by HCA and/or its Affiliates (the “HCA Units”) set forth in the Put Notice for an amount per Unit (the “Put Price”) equal to the lower of (i) the CoC Fair Market Value of the HCA Units subject to the Put Option as determined in accordance with Section 8.8(b) and (ii) with respect to each HCA Unit subject to the Put Option, the HCA Original Purchase Price plus interest on the HCA Original Purchase Price at a rate of two percent (2.0%) per annum compounded annually; provided, however, that, notwithstanding anything to the contrary contained herein, if HCA and its Affiliates offer to sell a number of HCA Units held them in excess of twenty-one percent (21%) of the Company’s outstanding Equity Securities pursuant to this Section 8.9, then Caladrius shall be required to purchase all such HCA Units but in no event shall the aggregate purchase price of such HCA Units to be sold pursuant to this Section 8.9 exceed an amount equal to the HCA Maximum Unit Purchase Price.

b.    HCA shall, upon delivery of such Put Notice, be obligated to sell all of the Units subject to the Put Option to Caladrius or the Company, as applicable, and Caladrius or the Company, as applicable, shall be obligated to purchase such Units, all in accordance with the terms of this Agreement.

c.    The closing of any purchase and sale of Units pursuant to this Section 8.9 (the “Put Option Closing”) shall be pursuant to a customary purchase and sale agreement (a “Put Agreement”) and take place at the principal office of the Company within ninety (90) days following the determination of the applicable Put Price, or at such other time as HCA and Caladrius or the Company, as applicable, may mutually determine in writing; provided that if such closing would require Caladrius or the Company to obtain regulatory approval or other third party approval pursuant to applicable Law prior to consummating such purchase, such ninety (90)-day period shall be extended to the date that is five (5) days after such regulatory or other approval has been obtained. At the Put Option Closing, HCA, Caladrius and the Company shall have executed and delivered the Put Agreement to each other and HCA shall transfer to Caladrius or the Company, as applicable, all of the HCA Units subject to the applicable Put Option, free and clear of all liens by duly executed purchase and sale agreement, which agreement shall include representations and warranties by HCA solely with respect to due authorization, title, absence of liens and the enforceability of the contemplated transaction (which representations and warranties shall survive such Put Option Closing), in exchange for payment of immediate available funds by Caladrius or the Company, as applicable, to HCA of the purchase price for such HCA Units.

ARTICLE IX
MEMBER RIGHTS

Section 9.1    Preemptive Rights
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a.    Purchase Rights. Subject to the terms of this Section 9.1, each Member and holders of Additional Interests (to the extent that the Company has agreed in connection with the issuance of such Additional Interests to grant the holder thereof preemptive rights under this Section 9.1) (each a “Preemptive Rights Member” and, collectively, the “Preemptive Rights Members”) shall have a preemptive right to purchase New Securities (as defined below) that the Company may, from time to time, propose to sell and issue or otherwise Transfer. Each such Preemptive Rights Member’s preemptive rights shall be pro rata based on the proportion that the Units then held by such Preemptive Rights Member bear to the total number of Units then outstanding (such pro rata portion as to each such Preemptive Rights Member, such Preemptive Rights Member’s “Preemptive Share”).

b.    Definition of New Securities. “New Securities” shall mean any Additional Interests or debt securities, whether now authorized or not, and irrespective of the class and/or series of such equity securities.

c.    Exercise of Preemptive Rights. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Preemptive Rights Member prior written notice of its intention, describing the type of New Securities, and the price and other material terms upon which the Company proposes to issue the same (each, an “Issuance Notice”). Each such Preemptive Rights Member shall be entitled to purchase up to its respective Preemptive Share of such New Securities for the same price and upon the same terms specified in the Issuance Notice, by delivery of written notice to the Company of such election within 10 Business Days after receipt of the Issuance Notice and stating therein the quantity of New Securities to be purchased (each, a “Rights Notice”). If a Preemptive Rights Member has elected to purchase any New Securities pursuant to this Section 9.1(c), the sale of such securities shall be consummated when directed by the Board (but in no event shall the electing Member be required to purchase later than 120 days after the delivery of the Rights Notice).

d.    Company’s Right of Sale. If a Preemptive Rights Member fails to exercise its preemptive right within such 10 Business Day period, the Company shall have 120 days thereafter to sell or enter into an agreement to sell (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 30 days from the date of said agreement) the New Securities not elected to be purchased by such Preemptive Rights Member at the price and upon terms no more favorable to the purchasers of such securities than specified in the Issuance Notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 120-day period (or sold and issued New Securities in accordance with the foregoing 30 days from the date of said agreement), the Company shall not thereafter issue or sell any of such New Securities, without first re-offering such securities in the manner provided above.

e.    Right to Defer Preemptive Rights. Notwithstanding the foregoing, if the Board determines that time is of the essence in connection with any issuance of New Securities, the Company may complete such issuance prior to offering the Preemptive Rights Members the preemptive rights set forth in Section 9.1(c); provided that, if and to the extent the Preemptive Rights Members subsequently exercise their purchase rights hereunder, the Company, at its option, shall ensure that either (i) any purchasers of New Securities will be required to sell such New Securities so issued to any Preemptive Rights Member exercising its rights in accordance with Section 9.1(c) as is required to give each such Member the benefit of the rights contained therein, or (ii) the Company shall issue such additional New Securities to any Member exercising its rights in accordance with Section 9.1(c) as is required to give each such Member the benefit of the rights contained therein.

f.     Expiration of Preemptive Rights. The rights granted in this Section 9.1 shall not be applicable to and shall expire upon the earlier of the consummation of a Liquidation Event and a Public Offering.

g.    Assignability of Preemptive Rights. The preemptive right set forth in this Section 9.1 may only be assigned or transferred by Preemptive Rights Member to a Transferee who has acquired all of the Units held by such Member, which transfer was otherwise permitted by the terms of this Agreement, provided that the Transferee or assignee of such rights assumes, in writing, all of the obligations of the transferor. The foregoing notwithstanding, no Transferee or assignee shall have any preemptive rights for any sale or issuance of securities subject to this Section 9.1 until the Company receives a copy of the executed assumption described in the preceding sentence and any such rights shall not be given retroactive effect.

h.    Compliance with Securities Laws. Notwithstanding anything in this Section 9.1 to the contrary, the Company will have no obligation to issue any New Securities to a Preemptive Rights Member unless the Board determines, in its reasonable judgment, that such sale can be made pursuant to an available exemption from the registration requirements of the Securities Act and the registration requirements of applicable state Law, and other requirements of applicable foreign Law. The Board may request that a Preemptive Rights Member deliver to it a legal opinion, in form acceptable to it, confirming the availability of an applicable exemption, with such opinion to be delivered at the Member’s cost and expense.

Section 9.2    Basic Financial Information. The Company shall deliver to each Member:

a.    within one hundred twenty (120) days after the end of each Fiscal Year, annual consolidated financial statements of the Company on a stand-alone basis for such Fiscal Year reflecting the cost allocations set forth in the Services Agreement, including a consolidated balance sheet (together with comparisons to the balance sheet of the Company at the end of the prior Fiscal Year), a consolidated statement of operations and a consolidated statement of cash flows of the Company and its Subsidiaries for such year (together with comparisons to the statements of income and cash flows of the Company for the prior Fiscal Year), all prepared in accordance with GAAP, Services Agreement and, to the extent requested and paid for by HCA, audited by independent certified public accountants selected by HCA;

b.    within thirty (30) days after the end of each fiscal quarter of the Company (except the last quarter of the Company’s fiscal year), quarterly unaudited financial statements on a stand-alone basis for such fiscal quarter reflecting the cost allocations set forth in the Services Agreement, including an unaudited balance sheet, an unaudited statement of operations and an unaudited statement of cash flows, together with a comparison to the Budget, all prepared in accordance with the Company’s books and records and GAAP, consistently applied, subject to changes resulting from normal year-end audit adjustments; and

c.    within thirty (30) days after the end of each calendar month (except the last month of the Company’s fiscal year), commencing with the month ending March 31, 2016, monthly unaudited financial statements on a stand-alone basis for such month reflecting the cost allocations set forth in the Services Agreement, including an unaudited balance sheet, an unaudited statement of operations and an unaudited statement of cash flows, together with a comparison to the Budget (the “Monthly Reports”), all prepared in accordance with the Company’s books and records; provided that, the Monthly Reports shall be drafted in accordance with GAAP, consistently applied, and subject to changes resulting from normal year-end audit adjustments.

Section 9.3    Inspection Rights. The Company shall permit each Member and each Member’s authorized employees, counsel, consultants, financial advisors and accountants, which, with respect to HCA shall include the HCC Secondees, at such Member’s expense, (a) to visit and inspect the Company’s properties, (b) to examine its books of account and records, (c) to examine all documents, reports, financial data and other information as the Members may reasonably request (including any information necessary to comply with 22 U.S.C. 3102, 3103 and 3104) and (d) to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Member, provided that no such visits, inspections or examinations shall be allowed insofar as any of them would unreasonably interfere with the operations of the Company. All HCC Secondees shall be subject to confidentiality agreements in a form and substance reasonably acceptable to HCC, which agreements will include restrictions on sharing confidential Company client information with any third party, including HCC.

ARTICLE X
INDEMNIFICATION

Section 10.1    Indemnification.

a.    The Company shall, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless each Board Member, their Affiliates, and all of their respective stockholders, officers, directors, members, managers, partners, agents and employees, and each representative, Officer and employee of the Company (when acting in a capacity for and on behalf of the Company) (each, an “Indemnified Party”) from, against and in respect of any Liabilities arising out of or in connection with the business or affairs of the Company (collectively, “Indemnified Losses”), except to the extent that it is finally judicially determined that such Indemnified Losses arose out of or were related to actions or omissions of the Indemnified Party constituting bad faith, fraud, or intentional misconduct. The Company shall advance monies to any Indemnified Party under this Section 10.1 for its reasonable legal and other expenses that have been or may be incurred in connection with defending any claim with respect to such Indemnified Losses if such Indemnified Party shall agree to reimburse promptly the Company for such amounts if it is finally judicially determined that such Indemnified Party was not entitled to indemnity hereunder.

b.    Promptly after receipt by an Indemnified Party of notice of any pending or threatened claim against it (an “Action”), such Indemnified Party shall give notice to the Company of the commencement thereof, provided that the failure so to notify the Company shall not relieve it of any liability that it may have to any Indemnified Party hereunder, except to the extent the Company demonstrates that it is materially prejudiced thereby. In case any Action that is subject to indemnification under Section 10.1(a) shall be brought against an Indemnified Party and it shall give notice to the Company of the commencement thereof, the Company shall be entitled to participate therein and, if it so desires, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party and, after notice from the Company to the Indemnified Party of its election to assume the defense thereof, the Company shall not be liable to such Indemnified Party under this Section 10.1 for any fees of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the Company’s election to assume the defense of any such Action that is subject to indemnification under Section 10.1(a), the Indemnified Party has the right to employ separate counsel and to participate in the defense of such Action, and the Company shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the Company to represent the Indemnified Party could present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such Action include both the Company and the Indemnified Party, and the Indemnified Party has reasonably concluded on the advice of counsel that there may be legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such Action on the Indemnified Party’s behalf); (iii) the Company shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such Action; or (iv) the Company shall authorize the Indemnified Party in writing to employ separate counsel at the Company’s expense. If the Company assumes the defense of such Action, no compromise or settlement thereof may be effected by the Company without the Indemnified Party’s written consent unless (x) there is no finding or admission of any violation of Law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party and (y) the sole relief provided is monetary damages that are paid in full by the Company.

c.    If any of the Indemnified Parties is uncertain as to the propriety of its actions in respect to the Company’s business, such Indemnified Party may consult with legal counsel of its choice and, to the extent that it relies upon advice received from such legal counsel in taking action for and on behalf of the Company, such Indemnified Party shall not be regarded as having acted in bad faith and shall be entitled to indemnification pursuant to the terms of this Article X.

Section 10.2    Duration. The indemnities contained in this Article X shall survive the dissolution and winding up of the Company, and as to a Board Member or an Officer, their resignation or removal.

ARTICLE XI
DISSOLUTION, LIQUIDATION AND TERMINATION

Section 11.1    Dissolution

a.    Dissolution Events. Subject to the terms of this Agreement, the Company shall be dissolved and shall wind up its affairs, upon the first to occur of the following events (each a “Dissolution Event”):

(i)    a unanimous election by the Board to dissolve the Company;

(ii)    at any time the Company has no Members; provided that the Company shall not be dissolved and is not required to be wound up if it is possible to take the actions permitted under Delaware Law to continue the Company; or

(iii)    the entry of a final, binding and non-appealable decree of judicial dissolution of the Company.

b.    Non-Dissolution Events. Except as otherwise set forth in this Article XI, the Company is intended to have a perpetual existence. The death, retirement, resignation, expulsion, Bankruptcy or dissolution of any Member shall not cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.

c.    Notice of Dissolution. Following the occurrence of a Dissolution Event, the Board shall promptly notify in writing the Members of such occurrence.

Section 11.2     Winding Up. Following the occurrence of a Dissolution Event, the winding up of the Company (including the liquidation of assets, discharge of liabilities, and Distribution of any remaining amounts to the Members) shall be under the direction of the Board (the Board, when acting in this capacity, is designated as the “Liquidating Trustee”). Upon the dissolution of the Company, and until the filing of a Certificate of Cancellation as provided under the Act (a “Certificate of Cancellation”), the Liquidating Trustee shall proceed diligently to liquidate the Company, to wind up its affairs and to make final Distributions as provided in this Article XI. In connection therewith, the Liquidating Trustee may, in the name of, for and on behalf of, the Company, prosecute and defend suits, whether civil, criminal or administrative, gradually settle and close the Company’s business, dispose of and convey the Company’s property, discharge or make reasonable provision for the Company’s liabilities, and distribute to the Members any remaining assets, all without affecting the liability of the Members and without imposing liability on the Liquidating Trustee. Such actions shall be taken at the expense of the Company.

Section 11.3    Distribution. Following a Dissolution Event, the Liquidating Trustee shall proceed to liquidate the Company’s assets expeditiously (together with such delays as the Liquidating Trustee deems prudent to maximize the value of such assets), and shall distribute the proceeds in the following order of priority:

a.    to creditors, including Members as creditors, to the extent otherwise permitted by Law, to satisfy the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and

b.    the balance, if any, to the Members in accordance with their respective interests in Distributions as provided in Section 5.1.

Any non‑cash assets distributed to the Members shall first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Section 4.1.
Section 11.4    No Obligation to Restore Negative Capital Account Balance Upon Liquidation. Notwithstanding anything to the contrary contained in this Article XI, and notwithstanding any custom or rule of Law to the contrary, to the extent that a deficit, if any, in the Capital Account of any Member results from or is attributable to deductions or losses of the Company (including non-cash items such as amortization, depreciation, or depletion), or Distributions of money or other property pursuant to this Agreement to Members, such deficit shall not be an asset of the Company and such Member shall not be obligated to contribute such amount to the Company to bring the balance of such party’s Capital Account to zero.

Section 11.5    Right of Member Upon Liquidation. Except as provided by Law or as expressly provided in this Agreement: (i) each Member shall look solely to the assets of the Company for the return of its Capital Contribution and shall have no right or power to demand or receive property other than cash from the Company; (ii) no Member shall have priority over any other Member as to the return of its Capital Contributions, Distributions or allocations; and (iii) if the property remaining after the satisfaction of creditors of the Company is insufficient to return the Capital Contributions of Members, no Member shall have recourse against any Member so long as the assets of the Company have been distributed in accordance with this Article XI.

Section 11.6    Certificate of Cancellation. Upon completion of the winding up of the Company, and the Distribution of the Company’s proceeds as provided for in this Article XI, the Liquidating Trustee shall (a) file a Certificate of Cancellation, in the form prescribed by the Act, with the office of the Secretary of State of the State of Delaware, (b) cancel any other filings made pursuant to this Agreement that are or should be canceled and (c) take any other such actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 11.6.
ARTICLE XII
GENERAL PROVISIONS
Section 12.1    Notice. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by electronic transmission in portable document format (PDF) or similar format, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) Business Days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand shall be deemed delivered when actually delivered. Notices given by nationally recognized private courier shall be deemed delivered on the date delivery is promised by the courier. Notices given by facsimile or by electronic transmission shall be deemed given on the first Business Day following receipt; provided, however, that a notice delivered by facsimile or electronic transmission shall only be effective if such notice is also delivered by hand, deposited in the United States mail, postage prepaid, registered or certified mail, or given by nationally recognized private courier on or before two Business Days after its delivery by facsimile or electronic transmission. Such notices shall be sent to the Members at the addresses set forth on Exhibit B, to the Company or Caladrius at the addresses indicated below, or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

If to the Company:
PCT, LLC, a Caladrius Company
c/o Caladrius Biosciences, Inc.
420 Lexington Ave, Suite 350
New York, New York 10170
Attn.: General Counsel

with a copy (which shall not constitute notice) to:

Neil A. Torpey, Esq.
Paul Hastings LLP
75 E. 55th Street
New York, NY 10022
Email: neiltorpey@paulhastings.com
If to Caladrius:
Caladrius Biosciences, Inc.
420 Lexington Ave, Suite 350
New York, New York 10170
Attn.: General Counsel
Email: tgirolamo@caladrius.com

with a copy (which shall not constitute notice) to:

If prior to May 1, 2016
Neil A. Torpey, Esq.
Paul Hastings LLP
75 E. 55th Street
New York, NY 10022
Email: neiltorpey@paulhastings.com

If on or following May 1, 2016
Neil A. Torpey, Esq.
Paul Hastings LLP
200 Park Avenue
New York, NY 10166
Email: neiltorpey@paulhastings.com

If to HCA:
Hitachi Chemical Co. America, Ltd.
2150 North First Street Suite #350
San Jose, CA 95131
Attn.: Chief Financial Officer

with a copy to (which shall not constitute notice):
Hitachi Chemical Co., Ltd.
9-2, Marunouchi 1-chome,
Chiyoda-ku, Tokyo 100-6606, Japan
Attn.: Division Manager of Legal Division

Fenwick & West LLP
555 California Street, 12th Floor
San Francisco, CA 94104
Attention: Ralph M. Pais, Esq. and Sam Angus, Esq.
Email: rpais@fenwick.com and sangus@fenwick.com

Nagashima Ohno & Tsunematsu
JP Tower, 2-7-2, Marunouchi,
Chiyoda-ku, Tokyo 100-7036, Japan
Attention: Soichiro Fujiwara, Esq.

Section 12.2    Amendment or Modification
.
a.    This Agreement may be amended from time to time by the Board, without the consent of any of the Members (i) to cure any ambiguity, (ii) to correct or supplement any provision that may be defective or inconsistent with any other provisions hereof, or (iii) to amend or supplement any provisions herein that shall not adversely affect in any material respect the interest of the Members not consenting thereto.

b.    Other than as provided in Section 12.2, this Agreement may only be amended from time to time by the written approval of each Member.

Notwithstanding the preceding paragraph or anything else to the contrary set forth herein (but subject to Section 9.1), (x) the Board may amend and modify the provisions of this Agreement, including Exhibit B hereto, to the extent necessary to reflect the issuance of Additional Interests (including new classes of Additional Interests) in the Company or the admission or substitution of any Member, in each case to the extent permitted under this Agreement and (y) notwithstanding anything to the contrary in this Agreement, this Agreement may be amended or modified by the Board to the extent necessary to effectuate the issuance of Additional Interests as permitted by this Agreement.
Section 12.3    Binding Effect. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement is binding on and inures to the benefit of the parties and their respective heirs, legal representatives, successors, assigns and transferees, if any.

Section 12.4    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and, for purposes of such jurisdiction, such provision or portion thereof shall be struck from the remainder of this Agreement, which shall remain in full force and effect. This Agreement shall be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the parties under this Agreement.

Section 12.5    Governing Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal Laws of the State of Delaware applicable to contracts made in that state, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 12.6    Disputes among Members.

a.    Good Faith Discussions. If any dispute arises between or among any of the Members arising out of, relating to, or in connection with this Agreement or the Company or its organization, formation, business or management (other than claims being brought pursuant to Section 10.1), the Members shall attempt, in fair dealing and in good faith, to settle such dispute through mutual discussions within a period of 60 days. If the Members are not able to reach an amicable settlement within such time period, then any Member may, by written notification to the other Members, require that the dispute be submitted for resolution pursuant to the provisions of Section 12.6(b).

b.    Arbitration. All disputes that are not settled pursuant to Section 12.6(a), including any question regarding the existence, validity, or termination or any subsequent amendment of this Agreement, and all claims in connection with it in respect of which no dispute exists but that require enforcement, are to be finally resolved in New York City, New York by and in accordance with the arbitration rules, then in effect, of the International Chamber of Commerce (the “Rules”) without recourse to the ordinary courts of Law. The arbitral tribunal is to consist of three arbitrators to be chosen in accordance with the Rules. The language to be used in the arbitration proceedings is to be English. Any Party may, at its own expense, provide for translation of any documents submitted in the arbitration or translation or interpretation of any testimony taken at any hearing before the arbitral tribunal. Judgment on any award may be entered in any court having jurisdiction over a Member or its assets or business.

c.    Tolling. All applicable statutes of limitation are to be tolled while the procedures specified in this Section 12.6 are pending. The Members shall take such action, if any, required to effectuate such tolling.

d.    Specific Performance. The parties hereto acknowledge and agree that the Company Call Option Right, and the Put Option are unique, and that there will be no adequate remedy at law for a violation of the Company Call Option Right, or the Put Option and the other covenants and agreements set forth in Sections 3.2 and 8.9. Therefore, it is agreed that, in addition to any other remedies that may be available to HCA upon any such violation, HCA shall (without the requirement to post a bond or other security therefor) have the right to enforce such covenants and agreements by, and shall be entitled to, specific performance, injunctive relief or by any other means available to such party at law or in equity and each party hereby waives any and all defenses which could exist in its favor in connection with such enforcement.

Section 12.7    Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LAWSUIT, ACTION OR PROCEEDING SEEKING ENFORCEMENT OF SUCH PARTY’S RIGHTS UNDER THIS AGREEMENT.

Section 12.8    Entire Agreement. This Agreement and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties and supersede all prior agreements, discussions and understanding of the parties with respect to the subject matter hereof, including, but not limited to, the Confidentiality Agreement, effective as of July 13, 2015, by and between Caladrius, the Company and HCC, and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Each exhibit and schedule to this Agreement shall be considered incorporated into this Agreement. Any amendments, or alternative or supplementary provisions, to this Agreement, must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto.

Section 12.9    Mutual Drafting. The parties acknowledge and agree that each has negotiated and reviewed the terms of this Agreement, assisted by such legal and tax counsel as they desired, and has contributed to its revisions. The parties further agree that the rule of construction that any ambiguities are resolved against the drafting party shall be subordinated to the principle that the terms and provisions of this Agreement shall be construed fairly as to all parties and not in favor of or against any party.

Section 12.10    Further Assurance. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver such further documents, and perform such further acts, as may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions contemplated hereunder, as requested by the Board.

Section 12.11    Waiver of Certain Right. To the fullest extent permitted by Law, each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company, for an accounting, for appointment of a liquidator, or for partition of the property of the Company. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member’s right to demand strict compliance herewith in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

Section 12.12    Notice to Members of Provisions of This Agreement. By executing this Agreement, each Member acknowledges that such Member has actual notice of all of the provisions of (a) this Agreement; and (b) the Certificate. Each Member hereby agrees that this Agreement constitutes adequate notice of all such provisions, and each Member hereby waives any requirement that any further notice thereunder be given.

Section 12.13    Interpretation. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. This Agreement shall not be construed more strictly in respect of a party that may have been primarily responsible for the drafting hereof.

Section 12.14    Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts (including electronic portable document format (PDF) or similar format and facsimile copies), each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same Agreement.

Section 12.15    Power of Attorney. Each Member hereby constitutes and appoints the Board, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his or its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) this Agreement, all certificates and other instruments and all amendments thereof approved in accordance with the terms hereof which the Board deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (b) all conveyances and other instruments or documents which the Board deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a Certificate of Cancellation; and (c) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to this Agreement. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the Transfer of all or any portion of his, her or its Units and shall extend to such Member’s heirs, successors, assigns and personal representatives.

Section 12.16    Services to Members; Services to the Company. Each Member hereby acknowledges and recognizes that the Company has retained, and may in the future retain, the services of various professionals, including, general and special legal counsel and accountants for the purposes of representing and providing services to the Company in connection with this Agreement and the operations of the Company. Each Member hereby acknowledges that such persons may have in the past represented and performed and currently and/or may in the future represent or perform services for certain of the Members or their Affiliates. Accordingly, each Member and the Company consents to the performance by such persons of services for the Company and waives, to the fullest extent permitted by Law, any right to claim a conflict of interest based on such past, present or future representation or services other than, in the case of any law firm, in a litigation in which the Member is adverse to such law firm’s client.

Section 12.17    Efforts. Each of the parties hereto agrees to use its reasonable efforts, and to cooperate with each other party hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable to consummate and make effective the transactions contemplated hereby and do and perform such other acts and things as may be necessary or reasonably desirable for effecting completely the consummation of the transactions contemplated hereby.

Section 12.18    Effect on Prior Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall be superseded and replaced in its entirety by this Agreement and shall be of no further force or effect.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.
(SIGNATURE PAGES TO FOLLOW)

Exhibit A
Member Signature Page
By the execution of this Member Signature Page, the undersigned hereby (i) acknowledges receipt of the Operating Agreement of PCT, LLC, a Caladrius Company (the “LLC Agreement”), (ii) confirms that this execution constitutes the undersigned’s execution of the LLC Agreement, and agrees to continue as a Member of the Company and to be bound by the terms and conditions of the LLC Agreement, and (iii) authorizes this signature page to be attached to a counterpart of the LLC Agreement. In addition, if the undersigned is acquiring an interest in the Company directly from the Company, the undersigned agrees to contribute to the Company the requisite capital, as and per the terms of this Agreement.
FOR CORPORATIONS, LIMITED LIABILITY
COMPANIES, PARTNERSHIPS OR TRUSTS

Print Name of Entity	Taxpayer ID No. of Entity

Signature of Person Authorized to Sign for Entity	Street Address

Printed Name and Position of Person Authorized to Sign	CityStateZip

Facsimile Number	Email Address

Exhibit B
Schedule of Members

Member	Number of Units Issued and Outstanding	Capital Contributions
Caladrius Caladrius Biosciences, Inc. 420 Lexington Ave, Suite 350 New York, New York 10170 Attn.: General Counsel	80.1	N/A
HCA Hitachi Chemical Co. America, Ltd. 2150 North First Street Suite #350 San Jose, CA 95131 Attn.: Chief Financial Officer	19.9	$19,400,000

Exhibit C
Regulatory Allocations
This Exhibit contains special rules for the allocation of items of Company income, gain, loss and deduction that override the basic allocations of Profits and Losses in Section 4.1 of the Agreement to the extent necessary to cause the overall allocations of items of Company income, gain, loss and deduction to have substantial economic effect pursuant to Treasury Regulations § 1.704-1(b) and shall be interpreted in light of that purpose. Subsection (a) below contains special technical definitions. Subsections (b) through (g) contain the Regulatory Allocations themselves. Subsections (h) and (i) are special rules applicable in applying the Regulatory Allocations.
a.    Definitions Applicable to Regulatory Allocations. For purposes of the Agreement, the following terms shall have the meanings indicated:

(i)    “Adjusted Capital Account Deficit” shall mean, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a)
credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and (i)(5) of the Treasury Regulations; and

(b)	debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith..
(ii)    “Company Minimum Gain” has the meaning of “partnership minimum gain” set forth in Treasury Regulations Section 1.704-2(b)(2) and (d)and is generally the aggregate gain the Company would realize if it disposed of its property subject to Nonrecourse Liabilities in full satisfaction of each such liability and for no other consideration, with such other modifications as provided in Treasury Regulations § 1.704-2(d).

(iii)    “Member Nonrecourse Deductions” shall mean losses, deductions or Code § 705(a)(2)(B) expenditures attributable to Member Nonrecourse Debt under the general principles applicable to “partner nonrecourse deductions” set forth in Treasury Regulations § 1.704-2(i)(2).

(iv)    “Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in Treasury Regulations Section 1.704-2(b)(4) and is generally any Company Nonrecourse Liability with respect to which a partner or related person bears the economic risk of loss within the meaning of Treasury Regulations § 1.752-2 as a guarantor, lender or otherwise.

(v)    “Member Nonrecourse Debt Minimum Gain” means “partner nonrecourse debt minimum gain” as defined in Treasury Regulations Section 1.704-2(i)(2) and is generally .the minimum gain attributable to Member Nonrecourse Debt as determined pursuant to Treasury Regulations § 1.704-2(i)(3).

(vi)    “Nonrecourse Deductions” shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(1) and are generally the losses, deductions, or Code § 705(a)(2)(B) expenditures attributable to Nonrecourse Liabilities .

(vii)    “Nonrecourse Liability” means any Company liability (or portion thereof) for which no Member bears the economic risk of loss under Treasury Regulations § 1.752-2.

b.    Nonrecourse Deductions. All Nonrecourse Deductions for any Fiscal Year or other period shall be allocated to the Members in proportion to the Members’ Pro Rata Shares. Notwithstanding anything to the contrary in this Agreement, for purposes of determining each Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Treasury Regulations Section 1.752-3(a)(3), such excess nonrecourse liabilities shall be allocated in accordance with the Members’ respective Pro Rata Shares.

c.    Member Nonrecourse Deductions. All Member Nonrecourse Deductions for any Fiscal Year or other period shall be allocated to the Member who bears the economic risk of loss under Treasury Regulations § 1.752-2 with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable.

d.    Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain for a Fiscal Year or other period, except as otherwise permitted by Treasury Regulations Sections 1.704-2(f)(2), (3), (4) and (5), each Member shall be allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of such net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations § 1.704-2(g)(2) and the definition of Company Minimum Gain set forth above. This provision is intended to comply with the minimum gain chargeback requirement in Treasury Regulations § 1.704-2(f) and shall be interpreted consistently therewith.

e.    Member Nonrecourse Debt Minimum Gain Chargeback. If there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt for any Fiscal Year or other period, except as provided in Treasury Regulations Section 1.704-2(i), each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt as of the beginning of the Fiscal Year, determined in accordance with Treasury Regulations § 1.704-2(i)(5), shall be allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations §§ 1.704-2(i)(4) and (5) and the definition of Member Nonrecourse Debt Minimum Gain set forth above. This subsection is intended to comply with the member nonrecourse debt minimum gain chargeback requirement in Treasury Regulations § 1.704-2(i)(4) and shall be interpreted consistently therewith.

f.    Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations §§ 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain) shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, any Adjusted Capital Account Deficit in such Member’s Capital Account created by such adjustments, allocations or distributions as quickly as possible. This subsection is intended to constitute a “qualified income offset” within the meaning of Treasury Regulation § 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

g.    Gross Income Allocation. In the event any Member has a deficit in its Adjusted Capital Account at the end of any Fiscal Year, each such Member shall be allocated items of Company gross income and gain, in the amount of such Adjusted Capital Account deficit, as quickly as possible.

h.    Ordering. The allocations in this Exhibit to the extent they apply shall be made before the allocations of Profits and Losses under Section 4.1 and in the order in which they appear above.

i.    Curative Allocations. The allocations set forth in paragraphs (a), (b) and (c) of this Exhibit (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provisions hereof (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Profits, Losses, and items of income, gain, loss and deduction among the Members so that to the extent possible, the net amount of such allocations of other Profits, Losses and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

j.    Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any of the Company property, pursuant to Section 734(b) or Section 743(b) of the Code, is required, pursuant to Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company if Section 1.704-(b)(2)(iv)(m)(2) of the Treasury Regulations applies, or to the Member to whom such distribution was made if Section 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations applies. In the event that an adjustment in connection with a transfer of an interest as described in this Section 4.3(f) is to be made, the Board may require that any expense arising as a result of such adjustment will be borne solely by the transferor and/or the transferee of the affected Interest and that the transferor and the transferee provide such information as may be reasonably requested by the Board in connection with such adjustment.